         AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 9, 1998

                                                      REGISTRATION NO. 333-47977

________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                AMENDMENT NO. 2
                                       TO
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                               AMERICAN ATM CORP.
       (EXACT NAME OF SMALL BUSINESS ISSUER AS SPECIFIED IN ITS CHARTER)

                            ------------------------

                 FLORIDA                                       7389                                     65-0656168
     (STATE OR OTHER JURISDICTION OF               (PRIMARY STANDARD INDUSTRIAL                       (IRS EMPLOYER
      INCORPORATION OR ORGANIZATION)                CLASSIFICATION CODE NUMBER                     IDENTIFICATION NO.)

                            5061 NORTH DIXIE HIGHWAY
                           BOCA RATON, FLORIDA 33431
                                 (561) 367-8433
         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                             MORI AARON SCHWEITZER,
                     CHAIRMAN, CEO, PRESIDENT AND TREASURER
                            5061 NORTH DIXIE HIGHWAY
                           BOCA RATON, FLORIDA 33431
                                 (561) 367-8433
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                            ------------------------

                         COPY OF ALL COMMUNICATIONS TO:
                             GERALD A. ADLER, ESQ.
                              MARY P. O'HARA, ESQ.
                              BONDY & SCHLOSS LLP
                         6 EAST 43RD STREET, 25TH FLOOR
                            NEW YORK, NEW YORK 10017
                                 (212) 661-3535

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
     If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

________________________________________________________________________________

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION, DATED OCTOBER 9, 1998


PROSPECTUS

                               AMERICAN ATM CORP.

               3,562,500 SHARES OF COMMON STOCK, $.001 PAR VALUE
              ALL OF WHICH UNDERLY COMMON STOCK PURCHASE WARRANTS

                            ------------------------

     This prospectus relates to 3,562,500 shares of common stock, par value $0.001 per share, all of which underly issued and outstanding warrants (the 'Warrants') of American ATM Corp. (the 'Company'). The Common Stock and the Warrants are traded on the over-the-counter Bulletin Board under the symbols AATM and AATMW, respectively. The Warrants entitle the holders thereof to purchase common stock at a price of $2.40 per share.



     The shares (the 'Shares') being registered herewith are issuable from time to time by the Company upon the exercise of the Warrants by the respective holders thereof. This prospectus relates to the exercise of the Warrants for shares of Common Stock. The Company is not using this prospectus to offer the Warrants for resale by selling securityholders. This prospectus may not be used for resale of the Common Stock underlying any Warrants without an appropriate amendment setting forth the required information relating to distribution and selling securityholders. See 'Plan of Distribution.'

                            ------------------------

     THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE 'RISK FACTORS' BEGINNING ON PAGE 6 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
          REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

     The Company will receive all of the proceeds from the sale of the Shares to the holders of Warrants. Assuming all Warrants are exercised in full, the Company will receive gross proceeds of approximately $8,550,000. The Company will bear all costs relating to the registration of the Shares, which are estimated to be approximately $90,000.00. See 'Plan of Distribution.'

             THE DATE OF THIS PROSPECTUS IS                , 1998.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SECURITYHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION SET FORTH HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ------------------------

     Prior to the date of this Prospectus, the Company was not subject to the informational requirements of the Securities Exchange Act of 1934. The Company intends to furnish its stockholders with annual reports containing financial statements audited by its independent accounting firm, after the end of each fiscal year, and such other periodic reports as the Company deems appropriate or as may be required by law.

                               PROSPECTUS SUMMARY

     The following summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information and the Company's financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Each prospective investor is therefore urged to read this prospectus in its entirety. The securities offered hereby involve a high degree of risk, and the exercise of the Warrants and subsequent issuance of the shares by the Company will result in immediate substantial dilution. This Prospectus contains forward looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward looking statements as a result of certain factors discussed under the caption 'Risk Factors.'

THE COMPANY

     The Company, a development stage corporation, is an independent owner and operator of automatic teller machines (each, an 'ATM') which provide individuals with the mechanism to use their bank debit card, MasterCard, Visa, Discover, Diners, or American Express card or other cards to obtain on-the-spot cash from their bank savings and checking accounts for a fee. The Company presently owns 32 and operates 25 ATMs, and has lease contracts for additional locations. It continues to actively pursue additional locations. The Company selects locations in regional and local shopping malls, grocery and convenience stores, airports, night clubs, and other high traffic retail locations. The Company's ATMs and lease contracts are concentrated in the states of Florida, New York, Maine and New Jersey.

     The Company provides its services and places its ATMs in locations pursuant to agreements with the owners of business premises. The Company's ATMs provide a benefit to business operators and their customers in that they increase traffic by causing customers to enter a location with the potential of increasing sales. In addition, cash eliminates the risk of check acceptance and the cost of check guard services and credit card discounts. Offering in-store service of electronic banking may give merchants a powerful differentiator with respect to competitors. Also, the Company believes replacing credit cards and checks with cash at the register speeds up the checkout process, provides lower labor costs per customer transaction and creates happier customers.

     ATMs also provide convenience to their users. Consumers can access their cash from more locations while handling other shopping needs, and in-store locations provide customers with additional security.

     The Company's growth strategy is to increase the number of ATMs it operates by approximately 75 by the end of 1998 and add an additional 150 machines by the end of 1999. The Company also expects to expand to other geographic locations.

     The Company was incorporated in Florida in March 1996. Its executive offices are located at 5061 North Dixie Highway, Boca Raton, Florida 33431 and its telephone number is (561) 367-8433.

                                  THE OFFERING

Securities Offered:.......................  3,562,500 Shares, all of which are issuable by the Company upon the exercise of the Warrants. See 'Plan of Distribution.'
Securities Outstanding Before the Offering
  and the Exercise of all Warrants and
  Options:................................  2,816,250 shares of Common Stock; Warrants to purchase up to
                                              3,562,500 Shares of Common Stock; and options to purchase 412,500 shares of common stock.
Securities Outstanding After the Offering
  and the Exercise of all Warrants:.......  6,378,750 shares of common stock; Options to purchase 412,500 shares of common stock.

Use of Proceeds:..........................  The Company will receive proceeds from the issuance of the Shares upon the exercise of the Warrants at a price of $2.40 per share. If all of the Warrants are exercised, the Company will receive gross proceeds of approximately $8,550,000. The Company cannot be certain that any of the Warrant holders will exercise their warrants.

Risk Factors:.............................  An investment in the Shares offered hereby involves a high degree of risk and, therefore, the Shares should not be purchased by anyone who cannot afford the loss of their entire investment. Prospective purchasers of the Shares should carefully review and consider the factors set forth under 'Risk Factors' as well as other information contained herein, before purchasing any of the Shares. See 'Risk
                                              Factors'.

                    SUMMARY HISTORICAL FINANCIAL INFORMATION


     The following table sets forth summary historical financial data for the Company as at June 30, 1998 and 1997, and for the years ended June 30, 1998 and 1997, which are derived from the financial statements (and notes thereto) of the Company included elsewhere in this Prospectus. The summary historical financial data should be read in conjunction with the financial statements (and notes thereto) of the Company and 'Management's Discussion and Analysis of Financial Condition and Results of Operations' included elsewhere in this Prospectus.


                       SUMMARY HISTORICAL FINANCIAL DATA


                                                                                    FOR THE YEAR       FOR THE YEAR
                                                                                        ENDED              ENDED
                                                                                    JUNE 30, 1998      JUNE 30, 1997
                                                                                  -----------------    -------------
OPERATING DATA
     Fee Income................................................................      $   323,100        $   118,852
     Direct costs (including interest of $26,642 and $68,247)..................          443,041            407,473
     Selling, general and administrative expenses..............................          298,701            348,783
     Loss on disposal of equipment.............................................          206,119              --
     Interest expense..........................................................          (18,921)             --
     Interest income...........................................................           20,238             22,814
     Provision for income taxes................................................            3,000              1,000
     Net loss..................................................................         (626,417)          (615,590)
     Per share data:
          Net loss per common share............................................      $     (0.22)       $     (0.26)
     Average number of shares outstanding......................................        2,816,250          2,342,160
BALANCE SHEET DATA
     Working capital (deficiency)..............................................      $  (135,766)       $   143,388
     Total assets..............................................................          489,346            881,175
     Current liabilities.......................................................          338,393            254,805
     Long term debt............................................................          111,000              2,000
     Total liabilities.........................................................          449,393            256,805
     Accumulated deficit.......................................................       (1,281,263)          (654,846)
     Shareholder equity........................................................           39,973            624,370

                                  RISK FACTORS

     An investment in the Shares being offered hereby involves a high degree of risk. Prior to making any investment decisions, prospective investors should carefully consider the following factors, together with the other information presented in this Prospectus including the Financial Statements (and notes thereto).


LIMITED OPERATING HISTORY; NEW BUSINESS ACTIVITIES



     Since the Company's incorporation on March 11, 1996, it has had minimal operating history and operating revenues and must be considered in the initial stages of building its business. Although the Company left the development stage in September 1996, it has had no subsequent significant operating history upon which an evaluation of its business and its prospects can be based. Its business is subject to all of the risks inherent in the establishment of a new business enterprise. The likelihood of the success of the Company must be considered in light of the problems, expenses, complications and delays frequently encountered in connection with the formation of a new business, the development of new products or services, the competitive environment in which the Company is operating, and the possibility that its activities may not succeed in obtaining an appreciable share of the markets which it seeks to enter. Additionally, as a result of the short history of its business and the fact that it has virtually no share of its intended markets, the Company may be expected to sustain operating losses for the immediate future. See 'Business' and the Company's financial statements located elsewhere in this Prospectus.



RECENT AND SUBSTANTIAL LOSSES; GOING CONCERN LETTER IN AUDITOR'S REPORT; WORKING CAPITAL DEFICIT



     For the years ended June 30, 1998 and 1997, the Company has reported net losses of $626,417 and $615,590, respectively. In addition, as of June 30, 1998, the Company had a working capital deficit of $135,766 and an accumulated deficit of $1,281,263. The auditor's report to the Company's financial statements as at and for the two years ended June 30, 1998 states that the working capital deficit and continuing substantial losses raise doubts about the Company's ability to operate as a going concern. For at least the current fiscal year, the Company is likely to incur additional losses which may be substantial. There can be no assurance that the Company's operations will be profitable in the future or, if achieved, that such profitability will be sustained. See the Company's financial statements located elsewhere in this prospectus.


TECHNOLOGICAL CHANGES AND NEW SERVICES

     The ATM industry has been characterized by rapid technological advancements, frequent new service introductions and revolving industry standards. The Company believes that its future success will depend on its ability to anticipate and respond to such changes. There can be no assurance that the Company will have sufficient resources to make the investments necessary to acquire new technology or to introduce new services that would satisfy an expanded range of customer needs.

COMPETITION

     The ATM business is and can be expected to remain highly competitive. While the Company's principal competition comes from national and regional banks, the Company also competes with other independent ATM companies. All of these competitors offer services similar to or substantially the same as the Company. Most of these competitors are larger, more established and have greater financial and other resources than the Company. Such competition could prevent the Company from obtaining or maintaining desirable locations for its machines or could cause the Company to reduce its user fees generated by its ATMs or cause the Company to pay higher leasing fees thereby reducing the Company's profits. The independent ATM business has become increasingly competitive as entities other than banks have entered the market with relatively few barriers to accomplish such entry. See 'Business.'

BUSINESS CONDITIONS IN GENERAL

     An investment in the Company involves the general risks associated with ownership and operation of a small, newly established business. One of the principal business risks associated with an investment in the Company is its potential inability to establish itself profitably within the ATM industry. Operations could also be affected by economic and business factors, most of which are beyond the Company's control. Such factors include, but are not limited to, additional governmental regulation of the ATM industry and competition from banks expanding into the field outside of their individual banking network.

REGULATORY UNCERTAINTY

     The Company operates in a changing and largely unpredictable regulatory environment. While the ATM industry is regulated by the Federal Electronic Funds Transfer Act which provides a basic framework establishing the rights, liabilities and responsibilities of participants in electronic funds transfer systems, the Company has no obligation to inform governmental authorities about or obtain governmental approval for its operations. However, in the event that the Company's business becomes regulated, the cost of complying with such regulations could be unduly burdensome, which could result in a reduction of the Company's profits. Recent legislation has been introduced in certain states and in Congress which would sharply limit, or even prevent, ATM operators from charging fees for ATM transactions. Passage of any such legislation could result in a substantial loss of revenues and/or a total loss of the Company's business.


RELIANCE ON KEY PERSONNEL; INEXPERIENCED PERSONNEL

     The Company is heavily dependent upon the efforts and abilities of Mori Aaron Schweitzer, the Chief Executive Officer, President and Chairman of the Board and Ms. Carmen Panizzi, Vice President and ATM Administrator. Mr. Schweitzer and Ms. Panizzi have had limited experience in the ATM business. However, Mr. Schweitzer has had significant business experience as have the other officers and directors of the Company. The loss of the services of Mr. Schweitzer, Ms. Panizzi or other management personnel could have a material adverse effect on the Company's business, financial condition or results of operations. Currently, the Company does not have employment agreements with any of its key personnel, nor does it have key-man insurance on any of their lives.

ABILITY TO EXPAND OPERATIONS

     The Company intends to continue expansion of its operations by installing or acquiring ATM machines in the areas where the Company is presently operating (Florida, Alabama, Maine, New York and New Jersey), as well as in new areas. The ability of the Company to install additional ATM machines depends on numerous factors, including having adequate financial resources, locating satisfactory sites for ATM machines and hiring service companies to service the sites and to support the advanced technology necessary to provide service enhancement. No assurance can be given that the proceeds of this offering (even if all of the Warrants are exercised, of which there can be no assurance) and any revenue which the Company may generate from operations, if any, will be sufficient to meet the Company's capital needs. If not, the Company will require additional financing in the future. There can be no assurance that the Company will be able to secure addition financing or that such financing will be available on terms acceptable to the Company. If adequate funds are not available from operations or financing, the Company may have to modify its business strategy.

LISTING AND MAINTENANCE CRITERIA FOR NASDAQ QUOTATION

     Assuming the exercise of all of the Warrants, of which no assurance can be given, the Company intends to apply to have the Shares approved for quotation on Nasdaq SmallCap MarketSM. However, no assurance can be given that it will be able to satisfy the criteria for initial or continued quotation on Nasdaq following this Offering. To be listed and continue to be quoted on Nasdaq, the Company must satisfy certain maintenance criteria, including having (i) at least two market makers for its Common Stock; (ii) total assets of at least $4 million; (iii) capital and surplus of at least $2 million; (iv) a minimum bid price per share of $3.00; (v) at least 300 shareholders and (vi) a public float of at least 100,000 shares with a market value of at least $1 million. If the Company's securities become listed on the Nasdaq SmallCap Market, failure to meet any of these maintenance criteria in the future would result in the Company's securities being delisted by Nasdaq.

     In the event that the Company's securities were delisted, any trading in the securities would resume in the over-the-counter market or the OTC Electronic Bulletin Board of the National Association of Securities Dealers, Inc. As a result of such delisting, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of the Company's securities.

PENNY STOCK RULE

     Trading in the Company's securities is conducted on the NASD's Electronic Bulletin Board. In the absence of the common stock being quoted on Nasdaq, or the Company having $2 million in net tangible assets, trading in the common stock would be covered by Rule 15g-9 promulgated under the Securities Exchange Act of 1934, as amended (the 'Exchange Act') for non-Nasdaq and non-exchange listed securities. Under such rule, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if the market price is at least $5.00 per share.

     The Securities and Exchange Commission (the 'Commission') has adopted regulations that generally define a penny stock to be an equity security that has a market price of less that $5.00 per share, subject to certain exemptions. Such exemptions include an equity security listed on Nasdaq and an equity security issued by an issuer that has (i) net tangible assets of at least $5 million, if such issuer has been in continuous operation for less than three (3) years, or (iii) average revenue of at least $6 million for the proceeding three
(3) years. Unless an exemption is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith. As the Company's common stock is presently subject to the regulations on penny stock, the market liquidity for the common stock could be severely and adversely affected due to the limitations on the ability of broker-dealers to sell the common stock in the public market.

CURRENT PROSPECTUS AND STATE REGISTRATION REQUIRED TO EXERCISE WARRANTS

     At such time as the Shares underlying the Warrants become registered under the Securities Act of 1933, as amended (the 'Securities Act'), holders of the Warrants will be able to exercise the Warrants only if (i) a current Prospectus under the Securities Act relating to the Shares is then in effect and (ii) the Shares are qualified for sale or exempt from qualification under the applicable securities laws of the state in which the various holders of Warrants reside. Although the Company has agreed to use its best efforts to maintain a current registration statement covering the Shares, there can be no assurance that the Company will be able to do so. The value of the Shares may be greatly reduced if a registration statement covering the Shares is not kept current or if the Shares are not qualified, or exempt from qualification, in the states in which the holders of warrants and options reside. Persons holding Warrants who reside in jurisdictions in which the Shares are not qualified and in which there is no exemption will be unable to exercise their Warrants and would either have to sell their Warrants or allow them to expire unexercised.

NO DIVIDENDS ON COMMON STOCK

     The Company does not currently pay and does not anticipate paying any cash dividends on its Common Stock in the foreseeable future because it intends to retain its earnings to finance the expansion of its business. There can be no assurance that the operations of the Company will result in sufficient revenues to enable the Company to operate at profitable levels or to generate a positive cash flow. Therefore, investors who anticipate the need of an immediate income, in the form of dividends on their common stock should refrain from purchasing the Shares being offered hereby.

POSSIBLE ADVERSE EFFECT OF ISSUANCE OF PREFERRED STOCK

     The Company's Certificate of Incorporation, as amended, authorizes the issuance of 100,000 shares of Preferred Stock, with designations, rights and preferences to be determined from time to time by the Board of Directors. As a result of the foregoing, the Board of Directors is empowered, without further shareholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock, could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no plans to issue any shares of Preferred Stock, there can be no assurance that it will not issue Preferred Stock at some time in the future. See 'Description of Securities.'

SHARES ELIGIBLE FOR FUTURE SALE

     Assuming the exercise of all of the outstanding Warrants and Options, 1,303,750 shares of the Company's 6,791,250 outstanding shares of Common Stock will be 'restricted securities' and in the future, may be sold only in compliance with Rule 144 or other exemption under the Securities Act, unless registered under the Securities Act. Under Rule 144, a person who has owned Common Stock for at least one (1) year may, under certain circumstances, sell within any three-month period, a number of shares of Common Stock that does not exceed the greater of one (1%) percent of the then outstanding shares of Common Stock or the average weekly trading volume during the four (4) calendar weeks prior to such sale. In addition, a person who is not deemed to have been an affiliate at any time during the three (3) months preceding a sale and who has beneficially owned the restricted securities for the last three (3) years, is entitled to sell all such shares without regard to the volume limitations, current public information requirements, manner of sale provisions and notice requirements. The Company cannot predict how sales made pursuant to Rule 144 would affect the prevailing market price of the shares of Common Stock, if a market should develop therefore. See 'Shares Eligible for Future Sale.'

SIGNIFICANT OUTSTANDING OPTIONS AND WARRANTS

     As of the date of this Prospectus, there are outstanding immediately exercisable Warrants, and Options to purchase an aggregate of 3,975,000 shares of common stock at exercise prices ranging from $.80 to $2.40 per share. The registration of the securities pursuant to this Prospectus will render the Warrants immediately exercisable by their terms. To the extent that such Warrants, and Options are exercised, immediate and substantial dilution to the Company's shareholders as well as holders exercising Warrants, and/or Options, will occur.

     Moreover, with respect to the Warrants and Options, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected, since the holders of the options can be expected to exercise or convert them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than the exercise and conversion terms provided in such securities.

FORWARD LOOKING STATEMENTS

     This Prospectus and the information incorporated herein by reference contain various 'forward-looking statements' within the meaning of federal and state securities laws, including those identified or predicated by the words 'believes,' 'anticipates' 'expects,' 'plans' or similar expressions. Such statements are subject to a number of uncertainties that could cause the actual results to differ materially from those projected. Such factors include, but are not limited to, those described under 'Risk Factors'. Given these uncertainties, prospective purchasers are cautioned not to place undue reliance upon such statements.

                                USE OF PROCEEDS

     The Company will receive proceeds from the issuance of the Shares upon the exercise of Warrants, if any, at $2.40 per share. If all the Warrants are exercised, the Company will receive net proceeds, after deduction of Offering expenses, of approximately $8,460,000. The Company intends to use the net proceeds for the following purposes in order of priority: (i) approximately $2,000,000 to purchase and install 200 ATM machines; (ii) approximately $1,000,000 to provide cash to supply the ATM machines with working capital;
(iii) approximately $3,000,000 for unidentified compatible financial based acquisition; and (iv) approximately 2,460,000 in working capital.

                                 CAPITALIZATION


     The following table sets forth the capitalization of the Company at June 30, 1998. The following table should be read in conjunction with the financial statements and related notes thereto included elsewhere in this Prospectus.



                                                                                                      JUNE 30, 1998
                                                                                                      -------------
Current liabilities................................................................................    $   338,393
Long-term obligations..............................................................................        111,000
Total liabilities..................................................................................        449,393
Stockholders' equity
     Preferred Stock, par value, $10.00 per share: 100,000 shares authorized; no shares issued or
      outstanding..................................................................................              0
     Common Stock, par value, $.001 per share:
       authorized: 10,000,000 shares
       issued and outstanding: 2,816,250...........................................................          2,816
          Additional paid-in capital...............................................................      1,318,400
          Accumulated deficit......................................................................     (1,281,263)
     Total stockholders' equity....................................................................         39,953
                                                                                                      -------------
     Total capitalization..........................................................................    $   489,346
                                                                                                      -------------
                                                                                                      -------------

                                    DILUTION



     As of June 30, 1998, the Company's negative tangible book value was ($29,729) or ($0.01) per share of the Common Stock. The net tangible book value of the Company is the tangible assets less total liabilities. The Company has net intangible assets amounting to $69,682 at June 30, 1998. Dilution per share represents the difference between the amount paid per share by purchasers in this Offering and the pro forma net tangible book value per share after the Offering.



     After giving effect to the assumed issuance of 3,562,500 shares of Company's Common Stock based upon the Assumed Conversion of all the outstanding warrants and the assumed application of the net proceeds thereof, the pro forma
net tangible book value of the Company                         as of June 30,
1998 would have been approximately $8,499,853 or $1.33 per share. This represents an increase in the net tangible book value per share of $1.34 to the Company's existing shareholders and an immediate dilution of $1.07 per share to the Warrantholders converting their warrants into Common Shares at $2.401 per share.



     The following table illustrates this dilution on a per share basis:



Per share conversion price of Warrants................................................             $2.40
Net tangible book value per share before conversion...................................   ($0.01)
Increase per share attributable to payments by Warrantholders.........................     1.34
                                                                                         ------
Tangible net book value per share after...............................................              1.33
                                                                                                   -----
Dilution per share....................................................................             $1.07
                                                                                                   -----



     The following table summarizes the differences between the existing stockholders and new investors with respect to the number of shares of Common Stock purchased from the Company, and the total consideration and the average price per share paid:



                                        PERCENTAGE
                                      OF OUTSTANDING        TOTAL            PER CENT OF        AVERAGE PRICE
                       SHARES OF        SHARES OF       CONSIDERATION    TOTAL CONSIDERATION    PER SHARE OF
                      COMMON STOCK     COMMON STOCK         PAID                PAID            COMMON STOCK
                      ------------    --------------    -------------    -------------------    -------------
Existing
  Stockholders.....     2,816,750           44.2%        $ 1,161,500             11.7%              $0.41
New Investors......     3,562,500           55.8           8,655,000             88.3               $2.43
                      ------------        ------        -------------          ------
                        6,378,750          100.0%        $ 9,815,500            100.0%              $1.54
                      ------------        ------        -------------          ------
                      ------------        ------        -------------          ------


                                DIVIDEND POLICY

     The Company has never paid dividends on its Common Stock and does not anticipate paying dividends or altering its dividend policy in the foreseeable future. The Company currently intends to retain all available funds for use in the operation and expansion of its business. The payment of dividends on its Common Stock will depend on its earnings, financial condition, cash flows, capital requirements and such other considerations as the Board of Directors may consider relevant, including any contractual prohibitions with respect to the payment of dividends.

                     SELECTED HISTORICAL AND FINANCIAL DATA


     The following table sets forth summary historical financial data for the Company at June 30, 1998 and 1997 and for the years ended June 30, 1998 and 1997 which are derived from the financial statements (and notes thereto) of the Company included elsewhere in this Prospectus. The summary historical financial data should be read in conjunction with the financial statements (and notes thereto) of the Company and 'Management's Discussion and Analysis of Financial Condition and Results of Operations' included elsewhere in this Prospectus.


                       SUMMARY HISTORICAL FINANCIAL DATA


                                                                           FOR THE YEAR ENDED    FOR THE YEAR ENDED
                                                                             JUNE 30, 1998         JUNE 30, 1997
                                                                           ------------------    ------------------
Operating Data
     Net income.........................................................       $  323,100            $  118,852
     Direct costs (including interest of $26,642 and $68,247)...........          443,041               407,473
     Selling, general and administrative expenses.......................          298,701               348,783
     Loss on disposal of equipment......................................          206,119                    --
     Interest expense...................................................          (18,921)                   --
     Interest income....................................................           20,238                22,814
     Provision for income taxes.........................................            3,000                 1,000
     Net loss...........................................................         (626,417)             (615,590)
     Per share data:
          Net loss......................................................           ($0.22)               ($0.26)
          Average Number of shares outstanding..........................        2,816,250             2,342,160

Balance Sheet Data
     Working capital (deficiency).......................................         (135,766)              143,388
     Total assets.......................................................          489,346               881,175
     Current liabilities................................................          338,393               254,805
     Long term debt.....................................................          111,000                 2,000
     Total liabilities..................................................          449,393               256,805
     Accumulated deficit................................................       (1,281,263)             (654,846)
     Shareholder equity.................................................           39,973               624,370

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS



     The following discussion and analysis should be read in conjunction with the financial statements and notes thereto contained elsewhere in this Prospectus. Certain statements under this caption 'Management's Discussion and Analysis of Financial Conditions and Results of Operations,' constitute 'forward-looking statements' under the Private Securities Litigation Reform Act of 1995. See 'Risk Factors-Forward Looking Statements.'



PLAN OF OPERATION



     The Company's plan of operation for the next twelve months will principally involve the acquisition of additional ATMs and leased sites. The Company anticipates, with the net proceeds of this offering, together with funds previously raised by the Company, that it will be able to have approximately 50 ATMs in operation by December 31, 1998 with an additional 100 ATMs in operation by the end of fiscal 1999. In addition, the Company has applied for a license to operate ATMs in the Commonwealth of Massachusetts which, if granted, should enable the Company to obtain another 10 to 25 locations in that state. The Company will also seek to acquire other privately held companies in the ATM, banking and related industries. To date, no such companies have been identified.



     Assuming all of the Warrants are exercised, of which no assurance can be given, the net proceeds of this offering will be approximately $8,460,000. The Company believes such proceeds will be sufficient for it to meet its cash requirements to fund and operate its business on an ongoing basis.



RESULTS OF OPERATIONS



     The Company derives its revenues from fees charged for the operation of ATMs which dispense cash to the customer who uses his/her bank ATM debit or credit card. These machines are located in high traffic retail areas and selected convenience stores. The Company has signed 25 of these locations to date and expects to sign at least an additional 25 to 30 before December 31, 1998. The Company currently has 25 machines installed and operating. Generally, the Company has more machines signed than actually installed and in operation because it is always in the process of changing machine locations in an ongoing effort to optimize usage. The Company had non-binding agreements with suppliers for additional machines.



YEAR ENDED JUNE 30, 1998 VS. JUNE 30, 1997



Fee Income



     For the year ended June 30, 1998, the Company had gross income of $323,000 compared with $119,000 for the year ended June 30, 1997. The $204,000 (171.9%) increase was the result of having more equipment in place and all installed equipment beginning to generate fee income in 1998. Additionally, the Company was in the development stage through September 1997 during which time the Company had de minimis revenues.



Direct Costs



     The Company's direct costs associated with its ATMs operations were $443,000 (137.1% of revenues) as compared with $407,000 (342.8% of revenues) for 1997. The increase in direct costs of $36,000 (8.8%) is attributable to installations at new locations. The decrease in gross loss from $289,000 in 1997 (242.8% of revenues) to $120,000 (37.1% of revenues) is attributable to the generation of higher fee income from ATMs installed in the prior year and fees from machines installed in 1998 while fixed direct costs remained stable. Variable direct costs increased in relation to the increased number of new machines. Installation relocation and maintenance costs increased in 1998 due to the decision to dispose of certain machines whose operating maintenance costs were so prohibitively high as to render the machines virtually valueless. These machines were replaced with more user friendly machines whose operating and maintenance costs are considerably lower.

Selling Expenses



     The Company's selling expenses decreased $88,000 (48.2%) in the current year to $94,000 (29.2% of revenues) from $182,000 (153.0% of revenues) in fiscal 1997. The decrease is largely attributable to a non-cash charge to operations for public relations services of $85,000 rendered by consultants during the second quarter of fiscal 1997.



General and Administrative Expenses



     The $37,000 (22.5%) increase in general and administrative costs to $204,000 (63.3% of revenues) in the current year from $167,000 (140.5% of revenues) in the prior year resulted primarily from an increase in personnel costs of $22,000 as well as an increase in occupancy and office costs of $16,000. These costs increased because of the increased number of machines in operation during 1998 and because the Company was operating in the development stage during the first quarter of 1997 in which such expenses incurred were less.



Loss on Disposal of Equipment



     In analyzing its on going operations management in the second quarter became aware that certain of its machines required an inordinate amount of maintenance and other operating direct costs than its newer and more technologically advanced ATMs. Additionally, these older machines were discontinued by their manufacturer and spare/replacement parts were becoming difficult to obtain. Coupled with its review of its operating costs of these machines, management also reviewed its poorer performing locations and determined to dispose of these high cost machines and close the poorer performing sites. The Company disposed of the machines essentially for the cost of removing the sites from the canceled locations resulting in a loss of $206,000.



Interest



     Interest expense in 1998 was $45,000 of which $26,000 was included in direct costs in the accompanying financial statements. Interest which was included as a direct cost in 1997 aggregated $68,000. The decrease of $23,000 (34.7%) is attributable to the Company's commencement of the use of rented cash in the second half of 1998 and the termination of its line of credit which was in effect in 1997. This resulted in a reduction of direct interest expenses of $42,000. This interest reduction was offset by rent expense on the rented cash of $26,000 in 1998 and interest of $19,000 on $370,000 in debt financing from related parties obtained in December 1997. Interest income in both years remained relatively constant.



Net Loss



     The net loss increased $10,000 (1.5%) to $626,000 in 1998 from $616,000 as per the above analysis. As the Company was not an operating entity from its inception on March 11, 1996 through June 30, 1996, any discussion and analysis of the results of operations between fiscal 1997 and 1996 would not be meaningful.



FINANCIAL CONDITION



JUNE 30, 1998 COMPARED TO JUNE 30, 1997



     The Company's free cash position at June 30, 1998 increased $121,000 to $172,000. The increase is essentially attributable to the receipt of $370,000 in debt financing from related parties plus the receipt of $125,000 in notes receivable as offset by the acquisition of property and other assets of $92,000 and the cash used in operating activities of $272,000. Restricted cash of $208,000 at June 30, 1997 was used to repay the terminated line of credit liability in December 1997.



     The Company had an operating cash flow deficit of $272,000 in 1998 and $397,000 in 1997 which is a decrease of $31.5%. These cash flow deficits result from the Company's policy of expanding its business which entails incurring costs without the generation of sufficient immediate revenues to offset operating costs and expenditures. The placement of a machine at a location may take up to six months to generate enough revenues to cover all of its direct costs. The Company expects this negative cash flow from operative activities trend to continue as long as it is in the process of expanding its business.



     Accounts payable, accrued expenses and other current liabilities increased $41,000 (110.8%) to $78,000 at June 30, 1998 due to the incurrence of $30,000 in legal and accounting costs associated with the proposed registration statement.



     Stockholder's equity decreased from $624,000 at June 30, 1997 to $40,000 at June 30, 1998 resulting from the loss in 1998 of $626,000.



JUNE 30, 1997 COMPARED TO JUNE 30, 1996



     The Company's free cash position of $51,000 at June 30, 1997 was $112,000 less than its cash position of $163,000 at June 30, 1996. This reduction is the result of the Company's uses of cash in operations plus its acquisition of property assets and a note receivable which in the aggregate exceeded its source of funds during fiscal 1997. The Company's sources of funds in 1997 were primarily the sale of its securities for $746,000 in cash. Restricted cash increased $208,000 as a result of obtaining a line of credit for the cash in the Company's machines. The line required that all of the cash in the machines was restricted as to its use and was pledged as collateral for any outstanding balance under the line of credit.



     The Company loaned a consultant $175,000 in 1997. The balance outstanding at June 30, 1997 of $125,000 was repaid in 1998.



     The Company acquired $526,000 of property assets of which $346,000 was paid for in cash and $180,000 was paid for by the issuance of 75,000 shares of the Company's common stock as satisfaction for the outstanding obligation.



     The Company's accrued expenses, accounts payable and current liabilities increased $15,000 essentially due to the accrual of $20,000 in professional fees and $5,000 in interest in 1997 and a reduction in accrued salaries of $15,000.



     Stockholders' equity increased $435,000 to $624,000 at June 30, 1997 from $189,000 in 1996 even though the Company sustained a loss of $616,000. The increase is from the receipt of cash proceeds from the sale of the Company's securities and from stock subscriptions receivable coupled with the issuance of the Company's common stock for debt and services rendered of $305,000.



LIQUIDITY AND CAPITAL RESOURCES



     The Company had a working capital deficit at June 30, 1998 of $136,000 and had working capital of $142,000 and $281,000 in June 30, 1997 and 1996, respectively. The Company's primary sources of working capital have been (i) the proceeds from its lines of credit, (ii) proceeds from related party indebtedness, (iii) the rental cash agreement, and, (iv) the issuance of its securities for cash, as payment for debt and as payment for services rendered. The Company from its inception in March 1996 through December 1996 issued 2,741,250 shares of its common stock and 2,500,000 warrants for $1,161,500 in cash (before costs associated therewith). In December 1996 the Company issued 1,062,500 warrants to acquire a like number of shares of its common stock at $2.40 per share as payment for $85,000 in consulting fees. In December 1996 the Company issued to its CEO options to acquire 250,000 shares of its common stock at $0.88 per share partially as incentive and partially as payment of $40,000 in salary waived by this officer. In January 1997, the Company issued 75,000 shares of its common stock as payment for $180,000 in capital lease obligations.



     Currently, the Company's cash requirements include (i) the funding for its existing and new machines, (ii) the costs associated with opening, maintaining and operating machines at new locations, and, (iii) ongoing selling, general, administrative and other operating expenses. Management believes that the Company's cash liquidity position will be enhanced primarily from the realization of the estimated net proceeds of $8,460,000 from the exercise of all of the currently outstanding warrants. If the Company is not successful in its attempt to have the warrant holders exercise, the Company will not be able to generate sufficient cash funds from its operations to meet its obligations as they mature. These conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. Even if the Company is successful (or partially successful) in its effort to convert the warrants into common shares for $8,460,000 in cash, the Company may need additional financing thereafter. There can be no assurance that the Company will be able to obtain financing on a favorable or timely basis. The type, timing and terms of financing elected by the Company will depend upon its cash needs, the availability of other financing sources and the prevailing conditions in the financial markets. Moreover, any statement regarding the Company's ability to fund its operations from expected cash flows is speculative in nature and inherently subject to risks and uncertainties, some of which cannot be predicted or quantified.



IMPACT OF NEW ACCOUNTING PRONOUNCEMENTS



     The Financial Accounting Standards Board issue Statement of Financial Accounting Standards No. 130 -- 'Reporting Comprehensive Income', No.
131 -- 'Disclosures about Segments of an Enterprise and Related Information', No. 132 -- 'Employer's Disclosure about Pension and Other Postretirement Benefits', and No. 133 -- 'Accounting for Derivative Instruments and Hedging Activities'. Adoption of these standards, which is required in fiscal years beginning after December 15, 1997, is not expected to have an effect on the Company's financial statements, financial position or results of operations. The Company has reviewed all other recently issued accounting pronouncements to determine their effects, if any, on the results of operations or financial position of the Company. Based on that review, the Company believes that none of these pronouncements will have a significant effect on the Company's current or future earnings or operations.



YEAR 2000



     The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Management of the Company does not anticipate that any significant modification or replacement of the Company's software will be necessary fir its computer systems to properly utilize dates beyond December 31, 1999 or that the Company will incur significant operating expenses to make any such computer system improvements. The Company is not able to determine, however, whether any of its suppliers, lenders, or service providers will need to make any such modifications or replacements or whether the failure to make such software corrections will have an effect on the Company's operations or financial condition.



INFLATION



     Inflation has not had a significant effect on the Company's operations or financial position and management believes that the future effects of inflation on the Company's operations and financial position will be insignificant.

                                    BUSINESS

GENERAL


     The Company is an independent owner and operator of automatic teller machines ('ATM') which provides individuals the mechanism to use their bank debit card, MasterCard, Visa, Discover, Diners, American Express Card or other cards to obtain on-the-spot cash from their bank savings or checking accounts for a fee. The Company presently owns 32 ATMs, 25 of which are operating, with lease contracts for additional locations. Generally, the Company has more machines signed than actually installed because it is always in the process of changing machine locations in an ongoing effort to optimize usage. This differential varies from time to time so is difficult to quantify accurately. In addition, it continues to actively pursue additional locations. The Company plans to select locations in regional and local shopping malls, grocery and convenience stores, and other high traffic retail locations. The Company's ATMs and lease contracts are concentrated in the states of Florida, New York, New Jersey and Maine.


     The Company provides its services and places its ATMs in locations, pursuant to agreements with the owners of businesses. The Company provides a benefit to business operators and their customers in that ATMs increase traffic by causing customers to enter a location with the potential of increasing sales. In addition, cash eliminates the risk of check acceptance and the cost of check guard services and credit card discounts. Offering in-store service of electronic banking may give merchants a powerful differentiator with respect to competitors. Also, replacing credit cards and checks with cash at the register speeds up the checkout process, provides lower labor cost per customer transaction and creates happier customers.

     ATMs also provide convenience to their users. Consumers can access their cash from more locations while shopping and in-store locations provide customer with additional security.

     The Company's growth strategy is to increase the number of ATMs it operates to approximately 75 by the end of 1998 and an additional 150 machines by the end of 1999. The Company intends to expand to other geographic locations. The Company may need additional financing in order to achieve its growth strategy, and there can be no assurance that such additional financing will be available or, if available, will be on favorable terms. Moreover, if the Company is able to obtain such financing and increases its operations in accordance with its growth strategy, there can be no assurance that the additional ATMs will be sufficiently profitable to sustain their continued operation in the sites in which they are located.

TYPES OF ATM SYSTEMS

     There are two types of ATM systems, off-line and on-line. If the system is off-line, the transaction is recorded on a tape and then transported by courier from the machine, once a day to be processed, and the customers' account is updated within one day. If the ATM system is on-line, the transaction is processed immediately and the customer's account is updated and credited for a deposit or debited for a cash withdrawal. All of the Company's ATMs are on-line machines.

LEASE AGREEMENTS WITH BUSINESS OPERATORS

     The Company provides its services and places ATMs at locations pursuant to agreements with the owners of business premises. Such agreements typically have initial terms of five years, with renewal clauses. These agreements also provide that the Company may cancel the agreement if the ATMs fail to meet minimum income expectation levels. There can be no assurance that any of the agreements will be renewed after their initial terms. These owners typically receive a rental fee based on a percentage of cash dispensed transactions and such fee increases as the number of transactions increase.

SERVICES OFFERED

     Most ATM transactions are cash withdrawals from the customer's bank checking account, particularly in a retail location. ATMs perform a wide range of banking services, including deposits, withdrawals, payments to creditors and access to bank accounts. The Company's ATMs currently permit a user to withdraw cash of up to $300 per transaction, provide bank balances and receipts.

     The Company provides a system whereby retail customers may use their bank debit card, to obtain cash advances. In a typical credit card transaction, the amount of the cash advance together with a service fee is charged to the individual's bank debit card, MasterCard, Visa, Discover, Diners, American Express Card or other debit card. Upon authorization of the transaction by either the bank who issued the credit card, the credit card company or a designated agent, the ATM machine dispenses the amount of cash requested and approved. The customer is guided through the process by instructions and messages that appear on the LCD display. Such messages prompt identification number, the amount of the advance requested and informs the customer of the status of the customer's request, and the approval or disapproval of the transaction by the credit card company or bank. If approved, the proper amount of cash is dispensed by the ATM to the customer. The customer then takes the cash, credit card and receipt and leaves. Total elapsed time is usually under one minute per customer.

     The Company also outsources a 24 hour telephone support system to provide assistance to customers and to report problems of any machine at any location. The communications system is made up of a network of long distance telephone lines, as well as a number of dedicated telephone circuits. The Company is highly dependent upon the proper functioning of its telecommunications and computer equipment. While management strives to provide reasonable backup provisions, there can be no assurance that certain events caused by outside parties, such as telephone companies, credit card processors and banks, which are beyond the reasonable control of the Company, will not initially disrupt the Company's business.

SERVICE AND MAINTENANCE

     The ATM machines are currently serviced and kept in good working order by Independent Field Service, Lefbure Corporation and Solutions Plus under service contracts. The service contractors clean and maintain the ATMs and respond to 'trouble' calls made by a business owners and ATM users. The ATM technicians are not responsible for cash replenishment.

     The Company utilizes custom software that continuously monitors the ATM transactions from each ATM as well as the expenses relating to that ATM, including commissions payable to business owners. This software permits the Company to generate detailed financial information by ATM location allowing the Company to monitor the profitability of each location.

CASH REPLENISHMENT


     The Company's ATMs are replenished with funds from American Securities Bank as well as through private funding sources and its own working capital. The agreement with American Securities Bank allows the Company to replenish its ATM cash through a rental agreement with American Security Bank, at a rate of prime plus 2% of the amount of cash leased. The Company plans to transfer all of its funding to American Security Bank at an annual cost savings of 4% of average total fit cash. Each machine holds anywhere from $5,000 to $20,000 and are replenished with funds either once or twice a week, as needed.


     The Company has retained the services of Loomis, Fargo Armored Car Service (successor to Wells Fargo) ('Loomis, Fargo') to transport the funds to the ATMs; replace the currency dispensed by the ATMs; return leftover currency from the ATM to the Company; reconcile the ATM dispensed currency totals with leftover currency in the ATM and totals recorded by the ATM and/or the Company's records; and repair and restore an ATM to its proper operating mode, exclusive of hardware maintenance or repair. The Company pays Loomis, Fargo approximately $325 per ATM per month assuming 4.3 calls per month and approximately $55 for each additional call. However, these prices will fluctuate with different locations.

     'Fit cash' is used to refer to cash which is loaded into cassettes and placed in the ATM machines. Fit cash is high quality cash which is 'fit' for dispensing in a mechanical cassette. 'Average fit cash' refers to the average amount of cash in the machines during any given time period.

COMPETITION

     The ATM business is and can be expected to remain highly competitive. While the Company's principal competition comes from national and regional banks, the Company also competes with independent ATM companies. All of these competitors offer services similar to or substantially the same as those offered by the Company. Most of these competitors are larger, more established and have greater financial and other resources than the Company. Such competition could prevent the Company from obtaining or maintaining desirable locations for its machines or could cause the Company to reduce its user fees generated by its ATMs or could cause the Company's profits to decline. The independent ATM business has become increasingly competitive since entities other than banks have entered the market and relatively few barriers exist to entry.

GOVERNMENT REGULATION

     The Company is subject to potential regulation by the Federal Banking Acts. In the event that the Company develops nationwide operations, it may be subject to regulations of state authorities in those states in which it operates.

EMPLOYEES

     The Company currently employs 3 persons on a full time basis. It is anticipated that the Company's personnel requirements will not grow substantially in either the administrative or service areas. The Company contracts with independent contractors to install and service its ATM's.

PROPERTIES

     The Company currently has a three year lease for approximately 1,050 square feet of office space at 5061 North Dixie Highway, Boca Raton, Florida 33431. The current term of the lease expires on June 30, 1999. The Company believes it will be able to either enter into a new lease after its current lease expires or find new space to lease. The Company believes that this facility is adequate to satisfy its needs for the foreseeable future.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the directors and executive officers of the Company:

NAME                                         AGE                         POSITION
------------------------------------------   ---   -----------------------------------------------------
Mori Aaron Schweitzer.....................   66    Chairman of the Board, Chief Executive Officer,
                                                     President and Treasurer
Sondra Parker.............................   62    Vice President, Director
Wayne Kight...............................   47    Secretary, Director
Carmen Panizzi............................   36    Vice President ATM Operations
Norman Shapiro............................   66    Director
Barry J. Haberman.........................   53    Director

     Of these directors and officers, Mr. Schweitzer and Ms. Panizzi devote full time to the Company's operations.

     The business experience of each of the directors and executive officers of the Company for at least the previous five years is as follows:

          Mori Aaron Schweitzer is the founder of the Company and has been President, Chief Executive Officer, Treasurer and a director of the Company since its inception in March 1996. Since 1981, Mr. Schweitzer has been a private investor. Mr. Schweitzer graduated from Brooklyn Law School in 1956 and is a member of the bar of the State of New York. He has also served on the advisory boards of the Bank of Los Angeles and on the United States National Bank of San Diego.

          Sondra Parker has been Vice President and a Director of the Company since July 1996. Since 1991, Ms. Parker has been the advisor to and administrator of a private family trust. From 1975 to 1991, Ms. Parker was a branch manager of First Nationwide Bank (formerly known as Washington Federal of Miami Beach, Florida), Commonwealth Savings and Loan Association and Great Western Bank (formerly known as Centrust Bank).

          Wayne Kight has been Secretary and a Director of the Company since its inception in March 1996. Mr. Kight has been vice president of Homeowners Financial Corp., a service company, since September 1994. From 1992 to 1993, he was a loan officer for Paine Webber Mortgage Finance, Inc. in Columbia, Maryland. From 1982 to 1992, Mr. Kight was president of Bertram & Daniels, Inc., financial & leasing consultants, in Coral Springs, Florida. Mr. Kight received a law degree from Woodrow Wilson College of Law, Atlanta, Georgia, in 1978 and a B.A. in Business Administration, from Georgia State University in Atlanta, Georgia in 1974.

          Norman Shapiro has been a Director of the Company since its inception in March 1996. Since 1983, Mr. Shapiro has been a builder, developer and property manager of Steckmar National Realty Corporation. Prior to that time, Mr. Shapiro was Operations Manager for Olympia and York (Quebec). Mr. Shapiro has been a director of Hillsboro Medical Associates, Inc. and Hillsboro Professional Center, Inc. since 1983. Mr. Shapiro graduated from the University of Montreal in 1954 and received a degree in Practical Mechanical Engineering.

          Barry J. Haberman has been a Director of the Company since its inception in March 1996. Mr. Haberman is a retired investor and since has served as a director of the Palm Beach Country Land Use and Planning Board. Mr. Haberman received a B.A. in Accounting and Economics from City College of the City of New York in 1968.

          Carmen Panizzi has been Vice President of ATM Operations for the Company since December 1996. Mrs. Panizzi was employed by the South Palm Beach County Jewish Federation as an Administrative Campaign Secretary from 1993 to 1996. From 1992 to 1993 she served as the assistant to the General Manager of JCB Credit Card in Frankfurt, Germany. She is a 1980 graduate of the SPRACH UND Dolmetcherschule (College for Languages) in Giessen, Germany.

DIRECTOR COMPENSATION

     Directors of the Company who are not salaried officers will receive a fee of $100 for attending each Board meeting or meeting of a committee of the Board of which they are a member. In addition, all directors will be reimbursed for their reasonable out-of-pocket expenses in connection with attending meetings of the Board or any committee thereof.

OPTION PLAN

     In August 1996, the Board of Directors adopted and in June 1997 the stockholders approved the Option Plan. The Option Plan provides for the grant of incentive stock option ('ISOs'), intended to qualify for preferential tax treatment under Section 422 of the Internal Revenue Code 1986, as amended, and nonstatutory stock options ('NSOs') that do not qualify for such treatment. Only employees (including officers and directors who are also employees) of the Company or any of its subsidiaries are eligible to receive grants of ISOs. Employees, officers, directors, consultants, contractors and advisers of the Company or any subsidiary are eligible to receive grants of NSOs. The purpose of the Option Plan is to attract and retain exemplary directors, employees, agents and consultants. No options can be granted under the Option Plan at less than 100% of the fair market value of the Company's securities on the date of grant.


     The Option Plan provides that a maximum of 687,500 (corrected for the forward split) shares of Common Stock may be issued upon the exercise of options granted under the Option Plan. If any option granted under the Option Plan expires or terminates for any reason without having been exercised in full, then the unpurchased shares subject to that option will be available for additional option grants. As of the date of this Prospectus, 412,500 options have been granted under the plan.


     The Option Plan is administered by the Board of Directors of the Company which determines, in its discretion, among other things, the recipients of grants, whether a grant will consist of ISOs or NSOs, or a combination thereof, and the number of shares of stock to be subject to such options. The Board of Directors of the Company may, in its discretion, delegate its powers, duties and responsibilities under the Option Plan to a committee consisting of two or more directors who are 'disinterested persons' within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

LIMITATIONS ON PERSONAL LIABILITY OF DIRECTORS AND OFFICERS

     The Florida Business Corporation Act, in general, allows corporations to indemnify their directors and officers against expenses (including attorneys' fees), judgments, fines and settlement amounts actually and reasonably incurred by such person in connection with suits or proceedings, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation. In the case of the criminal action, the director or officer must have had no reasonable cause to believe that person's conduct was unlawful. Under current law, no indemnification may be made if in connection with a proceeding, or in the right of the corporation in which the director or officer was adjudged to be liable to the corporation.

     The Company will enter into an indemnification agreement with each of its directors and officers.

EXECUTIVE COMPENSATION

     The Company has not paid any compensation exceeding $100,000 to its executive officers from inception through the date of this Prospectus. The following table sets forth the annual compensation for Mr. Schweitzer, the Company's Chief Executive Officer, who receives a salary of $60,000 per year:


                                                                        LONG TERM COMPENSATION
                                                   ----------------------------------------------------------------
                                                                                           AWARDS
                                                          ANNUAL COMPENSATION            ----------      PAYOUTS
                                                   ----------------------------------    SECURITIES    ------------
                                                                         OTHER ANNUAL    UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSTION               YEAR      SALARY      BONUS     COMPENSATION     OPTIONS      COMPENSATION
-------------------------------------   -------    -------    -------    ------------    ----------    ------------
Mori Aaron Schweitzer,                     1996    $17,000(1)
  Chairman and Chief Executive             1997     60,000(2)                              250,000(1)
  Officer............................      1998     18,000(2)   --          --              --            --

------------

(1) Mr. Schweitzer waived $40,000 of his accrued salary in December 1996 for which he received stock options.



(2) In 1998, Mr. Schweitzer waived $42,000 of his annual $60,000 salary, which was contributed to capital.

                     OPTION GRANTS IN THE LAST FISCAL YEAR

     No new options were granted in fiscal 1998. During fiscal 1997, the following stock options were granted:



                                                               INDIVIDUAL GRANTS
                                         --------------------------------------------------------------
                                                       PERCENTAGE
                                         NUMBER OF      OF TOTAL
                                         SECURITIES     OPTIONS
                                         UNDERLYING     GRANTED         EXERCISE                           GRANT DATE
                                          OPTIONS      EMPLOYEES         OR BASE                            PRESENT
NAME                                      GRANTED        IN FY            PRICE         EXPIRATION DATE     VALUE(1)
--------------------------------------   ----------    ----------    ---------------    ---------------    ----------
Mori Aaron Schweitzer.................     250,000         61%       $0.88 per share        3/16/00           $9,425
Carmen Panizzi........................      37,500          9%       $0.80 per share        3/16/01            2,914
Wayne Kight...........................      25,000          6%       $0.80 per share        3/16/01            1,943
Norman Shapiro........................      25,000          6%       $0.80 per share        3/16/01            1,943
Barry Haberman........................      25,000          6%       $0.80 per share        3/16/01            1,943
Sondra Parker.........................      25,000          6%       $0.80 per share        3/16/01            1,943
Frank Falco...........................      25,000          6%       $0.80 per share        3/16/01            1,943

------------


(1) Calculated using the Black-Scholes option pricing model, assuming fair market value of $0.80 on the grant date, an exercise price between $0.80 and $0.88 per share, a three-year option term, expected nolatitity of 200%, no expected dividends and risk-free interest rates of 10%.


                    AGGREGATED OPTION EXERCISES AND HOLDINGS


     137,500 options issued by the Company were exercisable in fiscal 1998. The following table lists the number of underlying securities and value at year-end of unexercised options held by the Company's executive officers:



                                                                                   NUMBER OF            VALUE OF
                                                                                  SECURITIES         UNEXERCISED IN-
                                                                                  UNDERLYING            THE MONEY
                                                      SHARES                   OPTIONS AT FY-END    OPTIONS AT FY-END
                                                    ACQUIRED ON     VALUE        EXERCISABLE/         EXERCISABLE/
NAME                                                 EXERCISE      REALIZED      UNEXERCISABLE        UNEXERCISABLE
-------------------------------------------------   -----------    --------    -----------------    -----------------
Mori Aaron Schweitzer............................         --           --          250,000/ --          $ 500,000
Carmen Panizzi...................................         --           --           37,500/ --             75,000
Wayne Kight......................................         --           --           25,000/ --             50,000
Norman Shapiro...................................         --           --           25,000/ --             50,000
Barry Haberman...................................         --           --           25,000/ --             50,000
Sondra Parker....................................         --           --           25,000/ --             50,000
Frank Falco......................................         --           --           25,000/ --             50,000


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     In October 1996, the Company completed an offering of 2,500,000 Warrants and 700,000 shares of Common Stock pursuant to Rule 504 under the Securities Act. These securities are traded on the over-the-counter Bulletin Board and the over-the-counter market 'pink sheets.' At June 29, 1998, the bid and asked prices of the Company's common stock were both $2 1/8 respectively. Over-the-counter quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions. The following table sets forth the range of high and low bid information for the quarterly periods indicated, as provided by Prophet Information Services, Inc. through America On-line:

                                                                                HIGH      LOW
                                                                                ----      ---
1997:
     September 30............................................................   $ 7 1/8   $4
     December 31.............................................................    16 3/8    5
1998:
     March 31................................................................    12        5 1/4
     June 30.................................................................     5 3/4    2

DIVIDEND POLICY

     The Company does not anticipate paying any cash dividends on its common stock in the foreseeable future because it intends to retain its earnings to finance the expansion of its business. Thereafter, declaration of any dividends will be determined by the Board of Directors in light of conditions then existing, including, without limitation, the Company's financial condition, capital requirements and business conditions.


     As of September 30, 1998 there were 30 record holders of the Company's Common Stock and 13 record holders of the Warrants.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of Stock as of the date of this Prospectus and as adjusted to reflect the exercise of the Warrants (i) each person who is known by the Company to beneficially own more than 5% of the Common Stock, (ii) each director of the Company, (iii) each of the Company's named executive officers and (iv) all directors and executive officers of the Company as a group.

       NAME AND ADDRESS OF BENEFICIAL OWNER(1)          AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP    PERCENT OF CLASS
-----------------------------------------------------   -----------------------------------------    ----------------
Mori Aaron Schweitzer................................                    550,000(2)                        22.19%
Wayne Kight..........................................                     37,500(3)                         1.33%
Carmen Panizzi.......................................                     37,500(4)                         1.33%
Norman Shapiro.......................................                     78,750(3)                         2.80%
Barry Haberman.......................................                     65,000(3)                         2.31%
Sondra Parker........................................                     25,000(4)                          *
All directors and executive officers as a group......                    793,750                            31.0%

------------
*  Less than 1%

(1) The address for each person listed is c/o the Company, 5061 North Dixie Highway, Boca Raton, FL 33431.

(2) Includes 250,000 shares underlying options currently exercisable at $0.88 per share.

(3) Includes 25,000 shares underlying options currently exercisable at $0.80 per share.

(4) All of which underly options currently exercisable at $0.80 per share.

                              PLAN OF DISTRIBUTION


     The Company will receive proceeds from the issuance of the Shares upon the exercise of the Warrants at $2.40 per share. If the Warrants are exercised in full, the Company will receive approximately $8,550,000 of gross proceeds therefrom. The Company cannot be certain that any of the Warrant holders will exercise their Warrants.



     This Prospectus relates to the sale of such Shares by the Company to the holders of the Warrants. This Prospectus may not be used for resale of Shares of Common Stock underlying any of the Warrants without an appropriate amendment setting forth the required information relating to distribution and selling securityholders. Any exercising Warrant holder may notify the Company in writing that it intends to resell shares of Common Stock. Upon receipt of such a notice the Company will provide such securityholder with a Selling Securityholders' Questionnaire. The securityholder will then be required to complete the questionnaire and return it to the Company. Within 90 days of receipt of the questionnaire, the Company will use its best efforts to amend this Prospectus to permit resale of the number of shares indicated in the questionnaire.



     The Company will bear all of the expenses of registration of the Shares (including any amendments) under the federal and state securities laws, including legal and filing fees. Such expenses payable by the Company are currently estimated to be $90,000.



     Pursuant to certain agreements, the Company has agreed to indemnify the holders of the Warrants against certain liabilities, including certain potential liabilities under the Securities Act, or to contribute to any payments such holders may be required to make in respect thereof.

                           DESCRIPTION OF SECURITIES

     The following description of the Common Stock of the Company and the Company's Certificate of Incorporation and Bylaws is a summary and is qualified in its entirety by the provisions of the Certificate of Incorporation and Bylaws which are included as exhibits to the Registration Statement of which this Prospectus is a part, and by the provisions of the Florida Business Corporation Act.

GENERAL

     The Company's authorized capital consists of 10,000,000 shares of Common Stock, par value $.001 and 100,000 shares of Preferred Stock, $10.00 par value.

COMMON STOCK

     As of March 31, 1998, the Company had outstanding 2,816,250 shares of Common Stock. Each share of Common Stock is entitled to one vote at all meetings of shareholders. Shareholders are not permitted to cumulate votes in the election of directors. All shares of Common Stock are equal to each other with respect to liquidation rights and dividend rights. There are no preemptive rights to purchase any additional shares of Common Stock. In the event of liquidation, dissolution or winding up the Company, holders of the Common Stock will be entitled to receive, on a pro rata basis, all assets of the Company remaining after satisfaction of all liabilities and preferences of outstanding Preferred Stock, if any. The outstanding shares of Common Stock are duly and validly issued, fully paid and nonassessable.

PREFERRED STOCK

     The Company is authorized to issue 100,000 shares of voting Preferred Stock, $10.00 par value. No shares are presently issued our outstanding.

WARRANTS


     In October 1996, the Company conducted an unregistered Offering under Rule 504, in which the Company sold Warrants to purchase 2,500,000 shares of Common Stock. The Company has also issued Warrants to purchase 1,062,500 shares of common stock in the aggregate in exchange for independent public relations services to the Company in August and December of 1997 and January and March of 1998, respectively. Each such Warrant expires three (3) years from the date thereof, and is exercisable for one share of the Company's common stock at an exercise price of $2.40 per share. The Warrants are exercisable at the earlier of (i) one (1) year from the date of the last sale of the Warrants in the offering in which the Warrants issued or (ii) upon the effectiveness of a Registration Statement under the Securities Act in which the Shares underlying the Warrants are registered. The exercise price and number of shares deliverable upon exercise of the Warrants are subject to anti-dilution adjustments under certain circumstances.


     The Warrants may be exercised upon surrender to the Company's transfer agent of the applicable Warrant certificate or prior to expiration of the applicable Warrant exercise period, with the form of election to purchase on the reverse side of the certificate executed as indicated, and accompanied by payment of the full exercise price for the number of Warrants being exercised. Payment may be made in cash or by certified or official bank check payable to the order of the company.

OPTIONS

     The Company has issued options to purchase 412,500 shares of common stock, at prices of $0.80 and $0.88, to its officers, directors and key employees pursuant to the 1996 Stock Option and Incentive Plan. This plan was approved by the Company's stockholders in 1997.

TRANSFER AGENT

     The Company has appointed American Securities Transfer & Trust, Inc. ('AST'), as its transfer agent and registrar for the Company's securities. The address of AST is 1825 Lawrence Street, Denver, CO 80202-1817.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of this offering, the Company will have outstanding 6,378,750 shares of Common Stock, assuming exercise of all Warrants. Of these shares, 5,050,000 will be freely tradable without restriction (except) for restrictions imposed by certain state regulatory authorities) or registration under the Securities Act, except that any shares purchased by an 'affiliate' of the Company (as defined in the rules and regulations promulgated under the Securities Act) will be subject to the resale limitations under Rule 144 under the Securities Act. The remaining 1,328,750 shares of outstanding Common Stock were issued and sold by the Company in private transactions in reliance upon exemptions from registration under the Act. Such shares may be sold only pursuant to an effective registration statement filed by the Company or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Act.

     In general, under Rule 144 as currently in effect, a shareholder, including an affiliate of the Company may sell shares of Common Stock after at least one year has elapsed since such shares were acquired from the Company or an affiliate of the Company. The number of shares of Common Stock which may be sold within any three-month period is limited to the greater of one percent of the then outstanding Common Stock or the average weekly trading volume in the Common Stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not an affiliate of the Company (and who has not been an affiliate of the Company for 90 days prior to the sale) and who has beneficially owned shares acquired from the Company or an affiliate of the Company for over two years may resell the shares of Common Stock without compliance with the foregoing requirements under Rule 144.

     No predictions can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price of the Common Stock prevailing from time to time. Nevertheless, sales of substantial amounts of Common Stock, or the perception that such sales may occur, could have a material adverse effect on prevailing market prices.

                                 LEGAL MATTERS

     The validity of the Common Stock offered hereby will be passed upon for the Company by Bondy & Schloss LLP, New York, New York.

                                    EXPERTS


     The financial statements of the Company as at June 30, 1998 and 1997 and for the two years then ended, appearing in this Prospectus have been Weinick Sanders Leventhal & Co. LLP, independent certified accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

     The Company has filed with the Commission a Registration Statement on Form SB-2 (together with all amendments and exhibits thereto, the 'Registration Statement') under the Securities Act, with respect to the shares being offered in this offering. This Prospectus does not contain all of the information set forth in the Registration Statement, certain items of which are omitted in accordance with the rules and regulations of the Commission. The omitted information may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Such material can also be obtained at the Commission's Web site at http://www.sec.gov. Copies of such material can be obtained from the public reference section of the Commission at prescribed rates. Statements contained in this Prospectus as to the contents of any contract or other document field as an exhibit to the Registration Statement are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the Registration Statement, each statement made in this Prospectus relating to such documents being qualified in all respect by such reference. For further information with respect to the Company and the securities being offered hereby, reference is hereby made to such Registration Statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

                         INDEX TO FINANCIAL STATEMENTS



                                                                                                              PAGE
                                                                                                              ----
Independent Accountants Report.............................................................................    F-2

Financial Statements

     Balance Sheets as at June 30, 1998 and 1997...........................................................    F-3

     Statements of Operations for the Years Ended June 30, 1998 and 1997...................................    F-4

     Statements of Stockholders' Equity for the Years Ended June 30, 1998 and 1997.........................    F-5

     Statements of Cash Flows for the Years Ended June 30, 1998 and 1997...................................    F-6

Notes To Financial Statements......................................................................... F-7 to F-12

                          INDEPENDENT AUDITORS' REPORT



To the Stockholders and Board of Directors
AMERICAN ATM CORP.



     We have audited the accompanying balance sheets of American ATM Corp. as at June 30, 1998 and 1997, and the related statements of operations, cash flows, and stockholders' equity for the two years ended June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American ATM Corp. as at June 30, 1998 and 1997, and the results of its operations and its cash flows for the two years ended June 30, 1998, in conformity with generally accepted accounting principles.



     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has a working capital deficiency of $135,766 at June 30, 1998 and has incurred losses since inception. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



New York, New York
September 22, 1998

                               AMERICAN ATM CORP.
                                 BALANCE SHEET
                                    (NOTE 1)



                                                                                                 JUNE 30,
                                                                                         ------------------------
                                                                                            1998          1997
                                                                                         ----------    ----------
                                        ASSETS
CURRENT ASSETS
     Cash and Equivalents (Note 2)....................................................   $  171,958    $   51,343
     Cash in Machines -- Restricted (Notes 2 and 3)...................................       --           207,800
     Accounts Receivable..............................................................       16,818         3,392
     Note Receivable..................................................................       --           125,200
     Prepaid Expenses and Other Current Assets........................................       13,851         9,458
                                                                                         ----------    ----------
          Total Current Assets........................................................      202,627       397,193
                                                                                         ----------    ----------
PROPERTY ASSETS (Notes 2 and 5):
     Furniture and Equipment..........................................................      290,702       530,302
     Software.........................................................................        8,693         7,443
     Leasehold Improvements...........................................................          830           830
                                                                                         ----------    ----------
                                                                                            300,225       538,575
     Less: Accumulated Depreciation...................................................      (85,899)      (58,381)
                                                                                         ----------    ----------
     Net Property Assets..............................................................      214,326       480,194
                                                                                         ----------    ----------
Deferred Offering Costs (Note 2)......................................................       69,682        --
Other Assets (Note 2).................................................................        2,711         3,788
                                                                                         ----------    ----------
                                                                                         $  489,346    $  881,175
                                                                                         ----------    ----------
                                                                                         ----------    ----------
                                LIABILITIES AND EQUITY
CURRENT LIABILITIES
     Lines of Credit Payable (Notes 2 and 3)..........................................   $  260,000    $  217,648
     Accounts Payable.................................................................       22,824        14,472
     Taxes Payable (Notes 2 and 5)....................................................        6,339         2,685
     Accrued Professional Fees........................................................       49,230        20,000
                                                                                         ----------    ----------
          Total Current Liabilities...................................................      338,393       254,805
                                                                                         ----------    ----------
Long-term Debt (Notes 2 and 4)........................................................      110,000        --
                                                                                         ----------    ----------
Deferred Rent.........................................................................        1,000         2,000
                                                                                         ----------    ----------
Commitments and Contingencies (Note 9)................................................       --            --
Stockholders' Equity (Notes 2 and 6):
     Preferred Stock, $10.00 Par Value, Authorized and Unissued -- 100,000 Shares
     Common stock $.001 Par Value, Authorized -- 10,000,000 Shares, Issued and
     Outstanding -- 2,816,250 shares..................................................        2,816         2,816
     Additional Paid-in Capital.......................................................    1,318,400     1,276,400
     Accumulated Deficit..............................................................   (1,281,263)     (654,846)
                                                                                         ----------    ----------
          Total Stockholders' Equity..................................................       39,953       624,370
                                                                                         ----------    ----------
                                                                                         $  489,346    $  881,175
                                                                                         ----------    ----------
                                                                                         ----------    ----------



                       See notes to financial statements.

                               AMERICAN ATM CORP.
                            STATEMENT OF OPERATIONS
                                    (NOTE 1)



                                                 FOR THE YEARS ENDED JUNE 30,
                                 ------------------------------------------------------------
                                             1998                            1997
                                 ----------------------------    ----------------------------

FEE INCOME (Note 2)...........            $  323,100                      $  118,852
DIRECT COSTS:
     Location Expenses........               391,610                         339,226
     Financing Costs..........                51,404                          68,247
                                        ------------                    ------------
          Total Direct
            Costs.............               443,014                         407,473
                                        ------------                    ------------
GROSS LOSS....................              (119,914)                       (288,621)
OPERATING EXPENSES:
     Selling..................                94,220                         181,797
     General and
       Administrative.........               204,481                         166,986
     Loss on Disposal of
       Equipment (Note 2).....               206,119                           --
     Total Operating
       Expenses...............               504,820                         348,783
                                        ------------                    ------------
Loss From Operations..........              (624,734)                       (637,404)
                                        ------------                    ------------
OTHER INCOME (deductions):
     Interest Expense.........               (18,921)                          --
     Interest Income..........                20,238                          22,814
                                        ------------                    ------------
          Total Other Income
            (Deductions)......                 1,317                          22,814
                                        ------------                    ------------
Loss Before Income Taxes......              (623,417)                       (614,590)

Provision for Income Taxes
  (Notes 2 and 5).............                 3,000                           1,000
                                        ------------                    ------------
NET LOSS......................            $ (626,417)                     $ (615,590)
                                        ------------                    ------------
                                        ------------                    ------------
NET LOSS PER SHARE (Note 2)...            $    (0.22)                     $    (0.26)
                                        ------------                    ------------
Weighted Average Share
  Outstanding.................             2,816,250                       2,342,160
                                        ------------                    ------------
                                        ------------                    ------------



                       See notes to financial statements.

                               AMERICAN ATM CORP.
                       STATEMENT OF STOCKHOLDERS' EQUITY
                   FOR THE YEARS ENDED JUNE 30, 1998 AND 1997
                                    (NOTE 1)


                                                              $10 PAR VALUE
                                          $.001 PAR VALUE       PREFERRED
                                            COMMON STOCK          STOCK            STOCK       ADDITIONAL
                                         ------------------   --------------   SUBSCRIPTIONS    PAID-IN     ACCUMULATED
                                          SHARES     AMOUNT   SHARES  AMOUNT    RECEIVABLE      CAPITAL       DEFICIT
                                         ---------   ------   -----   ------   -------------   ----------   -----------
Balance -- July 1, 1996................  1,928,750   $1,929    --     $--        $(107,000)    $  333,071   $   (39,256)
     Securities Offering Under Rule 504
       Regulation D....................    812,500     812     --      --          --             638,404       --
     Shares Issued in Exchange For
       Equipment Leases (Note 6).......     75,000      75     --      --          --             179,925       --
     Receipt of Proceeds of Stock
       Subscriptions...................     --        --       --      --          107,000         --           --
     Compensatory Element Attributable
       to Stock Option Grant as Payment
       of Officer's Salary.............     --        --       --      --          --              40,000       --
     Issuance of Warrants for
       Consulting Services Rendered
       (Note 6)........................     --        --       --      --          --              85,000       --
     Net Loss For the Year Ended June
       30, 1997........................     --        --       --      --          --              --          (615,590)
                                         ---------   ------   -----   ------   -------------   ----------   -----------
Balance -- June 30, 1997...............  2,816,250   2,816     --      --          --           1,276,400      (654,846)
     Stockholders' Wavier of
       Salary-Contributed to Capital
       (Note 6)........................     --        --       --      --          --              42,000       --
     Net Loss For the Year Ended June
       30, 1998........................     --        --       --      --          --              --          (626,417)
                                         ---------   ------   -----   ------   -------------   ----------   -----------
Balance -- June 30, 1998...............  2,816,250   $2,816    --     $--        $ --          $1,318,400   $(1,281,263)
                                         ---------   ------   -----   ------   -------------   ----------   -----------
                                         ---------   ------   -----   ------   -------------   ----------   -----------


                                             TOTAL
                                         STOCKHOLDERS'
                                            EQUITY
                                         -------------
Balance -- July 1, 1996................    $ 188,744
     Securities Offering Under Rule 504
       Regulation D....................      639,216
     Shares Issued in Exchange For
       Equipment Leases (Note 6).......      180,000
     Receipt of Proceeds of Stock
       Subscriptions...................      107,000
     Compensatory Element Attributable
       to Stock Option Grant as Payment
       of Officer's Salary.............       40,000
     Issuance of Warrants for
       Consulting Services Rendered
       (Note 6)........................       85,000
     Net Loss For the Year Ended June
       30, 1997........................     (615,590)
                                         -------------
Balance -- June 30, 1997...............      624,370
     Stockholders' Wavier of
       Salary-Contributed to Capital
       (Note 6)........................       42,000
     Net Loss For the Year Ended June
       30, 1998........................     (626,417)
                                         -------------
Balance -- June 30, 1998...............    $  39,953
                                         -------------
                                         -------------



                       See notes to financial statements.

                               AMERICAN ATM CORP.
                            STATEMENT OF CASH FLOWS
                                   (NOTE 1)



                                                                                            FOR THE YEARS ENDED
                                                                                                 JUNE 30,
                                                                                          -----------------------
                                                                                            1998          1997
                                                                                          ---------    ----------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss..........................................................................   $(626,417)   $(615,590)
                                                                                          ---------    ----------
     Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
       Depreciation....................................................................      82,661       58,181
       Loss on Disposal of Equipment...................................................     206,119       --
       Contribution to Capital of Stockholder's Salary.................................      42,000       --
       Issuance Of Warrants and Options for Services Rendered..........................      --          125,000
       Deferred Rent...................................................................      (1,000)      --
       Increase (Decrease) in Cash Flows as a Result of Changes in Asset and Liability
        Account Balances:
          Accounts Receivable..........................................................     (13,426)      (3,392)
          Prepaid Expenses and Other Current Assets....................................      (4,393)      25,432
          Other Assets.................................................................       1,000       (1,500)
          Accounts Payable.............................................................       8,352       10,315
          Accrued Expenses and Other Current Liabilities...............................      32,884        4,577
                                                                                          ---------    ----------
               Total Adjustments.......................................................     354,197      218,613
                                                                                          ---------    ----------
     Net Cash Used in Operating Activities.............................................    (272,220)    (396,977)
                                                                                          ---------    ----------
CASH FLOWS FROM INVESTMENTS ACTIVITIES
     Acquisition of Property Assets....................................................     (22,835)    (345,545)
     Restricted Cash...................................................................     207,800     (207,800)
     Note Receivable...................................................................     125,200     (125,200)
                                                                                          ---------    ----------
     Net Cash Provided By (Used in) Investing Activities...............................     310,165     (678,545)
                                                                                          ---------    ----------
CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from Sale of Securities and Subscriptions Receivable.....................      --          746,216
     Proceeds from Stockholders' Notes Payable.........................................     110,000       --
     Proceeds from (Repayments of) Funding from Lines of Credit........................      42,352      217,648
     Deferred Offering Costs...........................................................     (69,682)      --
                                                                                          ---------    ----------
     Net Cash Provided By Financing Activities.........................................      82,670      963,864
                                                                                          ---------    ----------
     Net Increase (Decrease) in Cash and Cash Equivalents..............................     120,615     (111,658)
     Cash and Cash Equivalents at Beginning of Year....................................      51,343      163,001
                                                                                          ---------    ----------
     Cash and Cash Equivalents at End of Year..........................................   $ 171,958    $  51,343
                                                                                          ---------    ----------
                                                                                          ---------    ----------
SUPPLEMENTAL SCHEDULES OF NON-CASH OPERATING AND FINANCING ACTIVITIES
     Property and Equipment Acquired Under Capital Leases..............................   $  --        $ 200,000
                                                                                          ---------    ----------
                                                                                          ---------    ----------
     Warrants and Stock Options Issued for Services Rendered...........................   $  --        $ 125,000
                                                                                          ---------    ----------
                                                                                          ---------    ----------
     Common Stock Issued in Satisfaction of Capital Lease Obligation...................   $  --        $ 180,000
                                                                                          ---------    ----------
                                                                                          ---------    ----------
     Stockholder/Officer's Waived Salary Contributed to Capital........................   $  42,000    $  --
                                                                                          ---------    ----------
                                                                                          ---------    ----------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
     Interest Paid.....................................................................   $  35,223    $  63,323
                                                                                          ---------    ----------
     Taxes Paid........................................................................   $     549    $  --
                                                                                          ---------    ----------
                                                                                          ---------    ----------



                       See notes to financial statements.

                               AMERICAN ATM CORP.
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1998



NOTE 1 -- GOING CONCERN



     The Company was incorporated in Florida in March 1996 as a development stage company. The Company left the development stage in September 1996 when it commenced operations of its business which is an independent owner and operator of automatic teller machines (ATMs) at leased locations. The ATMs provide individuals with credit or debit cards the ability to obtain on the spot cash from their bank accounts.



     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. The Company has sustained substantial losses from operations since inception through June 30, 1998 of $1,281,263 of which $94,114 was incurred while the Company was in the development stage. The accompanying financial statements reflect a working capital deficiency of $135,766 at June 30, 1998. The Company's source of funds have been the proceeds from the sale of its common stock, its lines of credit and notes to stockholders. The Company presently has a rental agreement with a bank for the use of the bank's cash in its ATMs which replaced a funding agreement with a private lender.



     Management is currently undertaking to register with the Securities and Exchange Commission 3,562,500 shares of the Company's common stock all of which underlie common stock purchase warrants (warrants). Upon the successful completion of the registration of the shares, the Company will call the warrants which should, if all warrant holders exercise, result in $8,550,000 cash proceeds to the Company. Management's plan is to use these funds to expand its business and operations which will result in significant revenue increases and reductions in financing and other operating costs which will result in the Company being able to meet its obligations as they become due.



     These conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.



NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



(A) USE OF ESTIMATES



     The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities or assets at the date of the financial statements and the amounts of revenues or expenses during the reporting period.



(B) CONCENTRATION OF RISK AND REVENUE RECOGNITION



     The fee income from ATM machines represents 100% of the Company's operating revenues. The Company records its fees on a daily basis from the service charges it assesses directly to the user for monetary transactions. In addition, the Company recognizes its proportionate share of the transaction fees charged by the national network to its participating banks reported to the Company by its electronic reporting vendor. Fee income from ATM processing is limited by the hours of operation at the sites leased by the Company. In some states, the amount and nature of fees charged is limited or restricted by regulation, and in some states private ATM machines are not permissible.



     The Company deposits the majority of its cash in commercial banks and with a national brokerage firm in money market accounts. From time to time, cash balances in the commercial banks exceed federally insured limits. To date , the Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on its cash and equivalents.

                               AMERICAN ATM CORP.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                 JUNE 30, 1998



(C) CASH AND EQUIVALENTS



     The Company considers all highly-liquid, short-term investments with an original maturity of three months or less to be cash equivalents. Cash equivalents at June 30, 1998 and 1997 were $76,253 and $27,808, respectively.



(D) PROPERTY ASSETS



     Property assets are stated at cost. Repairs or maintenance, which do not extend the useful life of the assets, are charged to expense as incurred. As the equipment is retired or otherwise disposed of, the asset and the related accumulated depreciation are removed from the accounts and any resulting profit or loss is reflected in income. The Company expenses its site acquisition costs to operations as they are incurred due to the short length of the site leased and the parties' unilateral ability to terminate the lease with minimal notice.



     Depreciation is provided primarily over the estimated useful lives of the assets using the straight-line method. The estimated useful lives of the assets are seven years for machinery and equipment and five years for furniture and fixtures. Leasehold improvements are being amortized over the life of the lease. Deprecation expense charged to operations was $82,584 and $58,104 in 1998 and 1997, respectively.



(E) ORGANIZATION COSTS



     Organization costs which are included in other assets were $211 net of accumulated amortization of $172 at June 30, 1998 and are being amortized over a sixty months period. Amortization charged to operations was $77 in both years.



(F) DEFERRED OFFERING COSTS



     The Company in 1998 incurred $69,862 of costs associated with the registration of 3,562,500 shares of its common stock underlying purchase warrants. Upon the successful completion of the registra-tion these costs will be charged to additional paid-in capital. If the proposed offering is not successful these costs will be charge to operations.



(G) ADVERTISING



     The Company expenses advertising costs as incurred. Advertising charged to operations in 1998 and 1997 was $3,302 and $6,756, respectively.



(H) INCOME TAXES



     The Company adopted Statement of Financial Accounting Standards No. 109 ('SFAS 109'), 'Accounting for Income Taxes' at its inception. Under SFAS 109, the deferred tax provision is determined under the liability method. Under this method, deferred tax assets and liabilities are recognized based on differences between the financial statement carrying amount and the tax basis of assets and liabilities using presently enacted tax rates.



(I) FAIR VALUE OF FINANCIAL INSTRUMENTS



     The Company at its inception adopted Statement of Financial Accounting Standards No. 121 ('SFAS No. 121'), 'Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of'. The statement requires that the Company recognize and measure impairment losses of

                               AMERICAN ATM CORP.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                 JUNE 30, 1998



long-lived assets, certain identifiable intangibles, value long-lived assets to be disposed of and long-term liabilities.



     The Company reviews long-lived assets and certain identifiable intangibles held and used for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may be recoverable. In January 1998, management determined that 20 ATMs became obsolete and restoration costs were not fiscally feasible. The ATMs were sold in February 1998, essentially for the cost to remove them from their various locations which sale resulted in a charge to operations of $206,119.



     At June 30, 1998, the carrying values of the Company's other assets and liabilities approximate their estimated fair values.



(J) PER SHARE DATA



     Net loss per share was computed by the weighted average number of shares outstanding during each year. On December 11, 1997 the Board of Directors approved a stock split of five (5) common shares for each four (4) common shares outstanding for shareholders of record on December 22, 1997. The accompanying financial statements and the computation of net loss per share retroactively reflect the December 1997 stock split as if it had occurred on July 1, 1996.



NOTE 3 -- FINANCING



     In June 1996, the Company entered into a financing agreement with a private lender, whereby the lender agreed to advance funds to the Company under a line of credit with a minimum of $350,000 to a maximum of $1,000,000 in advances. The funds were for the sole purpose of the cash needs used in the operation of the Company's ATMs. Interest on the used and unused portion of the line of credit was 12% subject to a reduction for the amount of income the lender earned on investing the unused portion of the line. The lender had a lien on all cash in the ATM's which at June 30, 1997 was $207,800. The outstanding amount under this line of credit at June 30, 1997 was $217,648 (net of interest receivable on the unused portion of the line). Interest charged to operations in 1997 was $68,247 of which $49,926 was on the unused portion of the line. Interest is classified in the accompanying financial statement as a direct cost of fee income. The weighted average interest rate as at and during the year ended June 30, 1997 was 12%. The highest month-end balance outstanding under the line was $279,980. Prior to the beginning of the rental agreement, the Company's average and highest month-end outstanding balance under its financing agreement were $141,151 and $244,580, respectively. Interest at 12% charged to operations in 1998 under this facility was $25,700.



     In January 1998, the Company terminated the agreement with this lender and entered into a rental agreement with a commercial bank. The rental agreement as memorialized on August 18, 1998 provides for the Company to rent from the bank the cash that is used in the operation of the Company's ATMs. The monthly rental charge for the cash varies and is determined by the amount of cash utilized in the machines at a rate of 2% over the bank's prime lending rate. The lessor bank also earns a portion of the transaction fees that each ATM transaction generates. The Company is responsible to maintain insurance with the bank as loss payee for loss or theft of the machine cash. Although the Company controls the location of each ATM and determines the amount of cash in each ATM, the Company may not handle the rented cash. Only armored transport service carriers under the bank's direct control may handle the rented cash. The maximum amount of cash rented under the present lease agreement was $418,119 and the average cash rented was $234,088. Rent for the cash charged to operations was $25,752. At June 30, 1998, the amount of rented cash in the Company's ATM's was $258,520. The Company is contingently liable for any loss of the rented cash for which it has adequate insurance coverage.

                               AMERICAN ATM CORP.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                 JUNE 30, 1998



     The Company entered into a funding agreement on December 30, 1997 for $260,000 with a corporation whose president is a stockholder of the Company. The funding agreement, as amended on June 1, 1998, requires interest at 10% to be paid monthly. The agreement has no termination date and accordingly is classified as a current liability. The loan is collateralized by the Company's ATMs whose undepreciated cost was $204,316 at June 30, 1998. The Company's CEO has personally guaranteed 25% of this obligation. The maximum and average borrowings outstanding under this line of credit was $260,000 and interest charged to operations in fiscal 1998 was $13,521 (10.0%).



NOTE 4 -- LONG-TERM DEBT



     Commencing in December 1997 through May 1998, the Company borrowed $110,000 from two stockholders. The original terms of the 12% interest bearing notes were approximately seven months. The stockholders subsequently extended the due dates of all the notes to December 31, 1999 and accordingly such indebtedness is included in long-term debt at June 30, 1998.



NOTE 5 -- INCOME TAXES



     The Company has net operating loss carryforwards available of approximately $1,114,000 at June 30, 1998 expiring through 2013 which upon recognition may result in future tax benefits of approximately $379,000. At June 30, 1998 and 1997, management is unable to determine if the utilization of the future tax benefit was more likely than not and, accordingly, the asset has been fully reserved.



     The Company's income tax provision consists of the following:



                                                                               1998      1997
                                                                              ------    ------
Federal....................................................................   $ --      $ --
State and local taxes......................................................    3,000     1,000
                                                                              ------    ------
Income tax provision.......................................................   $3,000    $1,000
                                                                              ------    ------
                                                                              ------    ------



     A reconciliation of the statutory income tax effect rate is as follows:



                                                           1998                   1997
                                                    ------------------     ------------------

Federal statutory rate...........................   ($212,000)   (34.0%)   ($209,000)   (34.0%)
State and local taxes, net of federal tax
  benefit........................................      2,000       0.3        1,000       0.2
Non-deductible expenses..........................     15,000       2.4       16,000       2.6
Reserve for net operating loss carryforward tax
  asset..........................................    198,000      31.8      193,000      31.4
                                                    --------     -----     --------     -----
Effective tax rate...............................   $  3,000       0.5%    $  1,000       0.2%
                                                    --------     -----     --------     -----
                                                    --------     -----     --------     -----



NOTE 6 -- STOCKHOLDERS' EQUITY



(A) SALE OF SECURITIES



     In 1997, the Company completed its sale of 875,000 shares of its common stock and 2,500,000 warrants (as adjusted for the December 11, 1997 stock split) to accredited investors for $689,216 (net of offering costs).



     In January 1997, the Company issued 75,000 shares of its common stock in satisfaction of a $180,000 capital lease obligation for machinery.

                               AMERICAN ATM CORP.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                 JUNE 30, 1998



(B) CONTRIBUTION OF CAPITAL



     The Company's CEO waived $42,000 of his annual $60,000 salary in 1998 and such wavier was recorded as a contribution to additional paid-in capital in the accompanying financial statements.



(C) WARRANTS



     In connection with the sale of securities in 1996 and 1997, the Company sold warrants at $0.008 each to acquire 2,500,000 shares of the Company's common stock (as adjusted for the December 1997 stock split) at $2.40 per share.



     Effective December 28, 1996, five consultants received warrants to purchase an aggregate of 1,062,500 shares of the Company's common stock at $2.40 per share (as adjusted for the December 1997 stock split) for services previously rendered. The fair value of the warrants issued and the services rendered (as determined by the Board of Directors and the consultants) was $85,000 which was charged to operations as public relations costs.



(D) REGISTRATION OF SECURITIES



     The Company intends to file with the Securities and Exchange Commission a registration statement on Form SB-2 to register 3,562,500 shares of its common stock all of which underlie warrants to acquire a like number of common shares at $2.40 per share. The Company intends to call the warrants as soon as practicable after the registration statement becomes effective. The proceeds to be received by the Company, if all of the warrants are exercised, would be $8,550,000 before estimated offering costs of $90,000.



(E) COMMON STOCK SPLIT



     The Company's Board of Directors approved a split of its outstanding common shares of five (5) shares for each four (4) shares outstanding on December 11, 1997.



(F) STOCK OPTIONS



     The Company has implemented a shareholder approved stock option plan in 1996. The Plan provides for the total issuance of 687,500 common shares. At June 30, 1998 options to acquire 412,500 shares had been issued under the Plan, which are all intended to comply with Section 422 of the Internal Revenue Code of 1986, as amended. At June 30, 1998 and 1997, the Company had options for 412,500 common shares issued and unexercised -- all of which were granted on December 16, 1996 -- at exercise prices ranging from $.80 to $.88. At June 30, 1998 and 1997, 137,500 and -0- shares under options were exercisable at prices ranging from $.80 to $.88 per share. The Company's CEO was issued a portion of options as payment for his decision to forego $40,000 in salary for calander 1996. This transaction was reflected in the accompanying financial statements as a charge to operations and a credit to additional paid-in capital of $40,000.



     Assuming the fair market value of the stock at the date of grant to be $.80 per share, the life of the options to be three years, the expected volatility at 200%, expected dividends of none, and the risk-free interest rate of 10%, the Company would have recorded compensation expense of $55,703 and $30,172

                               AMERICAN ATM CORP.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                 JUNE 30, 1998



for 1998 and 1997 as calculated by the Black-Scholes option pricing model. As such, pro-forma net loss and loss per share would be as follows:



                                                                        FOR THE YEARS ENDED
                                                                             JUNE 30,
                                                                       ---------------------
                                                                         1998         1997
                                                                       --------     --------
Net loss as reported................................................   ($626,417)   ($615,590)
                                                                        --------     --------
                                                                        --------     --------
Additional compensation.............................................    $ 55,703     $ 30,172
                                                                        --------     --------
                                                                        --------     --------
Adjusted net loss...................................................   ($682,120)   ($645,762)
                                                                        --------     --------
                                                                        --------     --------
Loss per share as reported..........................................    ($0.22)      ($0.26)
                                                                        ------       ------
                                                                        ------       ------
Adjusted loss per share.............................................    ($0.24)      ($0.28)
                                                                        ------       ------
                                                                        ------       ------



NOTE 7 -- RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS



     The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 -- 'Reporting Comprehensive Income', No.
131 -- 'Disclosures about Segments of an Enterprise and Related Information', No. 132 -- 'Employer's Disclosures about Pension and Other Postretirement Benefits' and No. 133 -- 'Accounting for Derivative Instruments and Hedging Activities'. Management does not believe that the effect of implementing these new standards will be material to the Company's financial position, results of operations and cash flows.



NOTE 8 -- YEAR 2000



     The Company recognizes the need to ensure its operation will not be adversely affected by Year 2000 software failures. The Company is communicating with suppliers, customers and others with which it does business to coordinate Year 2000 conversion. The cost of achieving compliance is estimated to be a minor increase over the cost of normal software upgrades and replacements.



NOTE 9 -- COMMITMENTS AND CONTINGENCIES



(A) CONTINGENCIES



     The Company is contingently liable for cash in the machines which it rents from a bank. The amount of rented cash at June 30, 1998 was $258,520.



(B) LEASES



     The Company is a lessee under a operating real property lease for office space which expires on June 30, 1999. Rent expense charged to operations in 1998 and 1997 was $11,307 and $11,000. Future minimum annual rental under the lease is $12,000.



     The Company also leases space for its ATMs under operating leases. Although the stated term of each lease is from one to five years, either party may cancel the lease with minimal notice. Rent charged to operations in 1998 and 1997 was $52,801 and $26,356, respectively. Additionally, the Company has agreements with electronic transaction reporting and transfer system service providers which are a crucial component of the Company's operations. These agreements typically require payment based upon the number of transactions processed by the provider.



(C) CONSULTING AND EMPLOYMENT AGREEMENTS



     The Board of Directors authorized compensation for the Company's CEO and Chairman at $60,000 per year plus 2% of defined operating profits commencing January 1, 1997. During 1998 this officer waived payment of $42,000 of his salary which was reflected as a contribution to additional paid-in capital. The Company has a three year agreement with a consultant for public relations and financial services. The consultant will receive $96,000 over the term of the agreement which expires in 1999.

=============================                      =============================

     NO UNDERWRITER, DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
Prospectus Summary.........................................................................................     3
Summary Historical Financial Information...................................................................     5
Risk Factors...............................................................................................     6
Use of Proceeds............................................................................................    10
Capitalization.............................................................................................    10
Dilution...................................................................................................    11
Dividend Policy............................................................................................    11
Selected Historical and Financial Data.....................................................................    12
Management's Discussion and Analysis of Financial Condition and Results of Operations......................    13
Business...................................................................................................    17
Management.................................................................................................    20
Plan of Distribution.......................................................................................    23
Description of Securities..................................................................................    24
Shares Eligible for Future Sale............................................................................    25
Legal Matters..............................................................................................    25
Experts....................................................................................................    25
Additional Information.....................................................................................    25
Index to Financial Statements..............................................................................   F-1

                            ------------------------

     UNTIL                , 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE
REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                               AMERICAN ATM CORP.
                              3,562,500 SHARES OF
                         COMMON STOCK $.001 PAR VALUE,
                  WHICH UNDERLY COMMON STOCK PURCHASE WARRANTS


                           -------------------------
                                   PROSPECTUS
                           -------------------------


                                           , 1998

=============================                      =============================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses incurred in connection with the issuance and distribution of the securities being registered hereby expected to be incurred by the Company:

SEC registration fee..................................................   $ 4,425.00
State securities law fees and expenses................................       20,000
Printing and engraving expenses.......................................       20,000
Legal fees and expenses...............................................   $   30,000
Accounting fees and expenses..........................................   $   10,000
Transfer Agent fee....................................................   $    3,000
Miscellaneous.........................................................   $    2,575
                                                                         ----------
     Total............................................................   $   90,000
                                                                         ----------
                                                                         ----------

     All amounts in the above table are estimated except the SEC registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 607.0850 of the Business Corporation Act of the State of Florida (the 'FBCA') provides that a corporation shall have the power to indemnify directors and officers as well as other employees and agents against liability incurred in connection with any proceeding to which such person is a party by virtue of the fact that he is a director, officer, employee or other agent of the Corporation, including amounts paid in settlement in connection with any proceeding, including any appeal thereof (other than an action by or in the right of the corporation, a 'derivative action'), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.


     The following paragraphs set forth certain information with respect to all securities sold by the Company within the past three years without registration under the Securities Act of 1933, as amended (the 'Securities Act'). The information includes the names of the purchasers, the date of issuance, the title and number of securities sold and the consideration received by the Company for the issuance of these shares.



     In April, 1996, the Company conducted a public offering of unregistered securities, pursuant to Rule 504 of Regulation D, of 490,000 shares of Common Stock to the following persons, each in the amount indicated opposite the person's name:



                                   NAME                                       NUMBER OF SHARES
---------------------------------------------------------------------------   ----------------
IBT Alabaster Corp. .......................................................        70,000
Gerald A. Adler............................................................        15,750
Cecile Axelrod.............................................................        35,000
James N. Blair.............................................................         4,375
Camden Research Group Inc. ................................................        70,000
Coltmill Ltd. .............................................................        70,000
Anne Goldberg..............................................................        35,000
William S. Greenewalt......................................................         4,375


                                                  (table continued on next page)

(table continued from previous page)



                                   NAME                                       NUMBER OF SHARES
---------------------------------------------------------------------------   ----------------
Steven M. Kaplan...........................................................         4,375
Henry Leshman..............................................................        35,000
Arlen G. Loselle...........................................................         4,375
Pearl Marks................................................................        70,000
Third ARA Holding Ltd. ....................................................        70,000
Stacey R. Woloshin.........................................................         1,750



     In October 1996, the Company conducted a public offering of unregistered securities, pursuant to Rule 504 of Regulation D, of 2,500,000 Common Stock Purchase Warrants, at a price of $0.01 per warrant, and 700,000 shares of Common Stock at a price of $1.00 per share. The following persons purchased shares and/or warrants each in the amount indicated opposite the person's name:



                                   NAME                                       NUMBER OF SHARES
---------------------------------------------------------------------------   ----------------
Atlantic Title & Trust Co. ................................................         20,000
Stanley Basist.............................................................         10,000
Brad Blumenthal............................................................         25,000
Richard Brown..............................................................         50,000
Chelsea Associates.........................................................         50,000
Robin Collet & Olivia Collet JTN...........................................         10,000
Elisa Dembrowski...........................................................          5,000
Bruce A. Glotzer SEP IRA...................................................         12,500
Anne Goldberg & Seymour Goldberg...........................................          7,500
Daniel J. Hathy............................................................         15,000
Larry Allen Hathy..........................................................         20,000
Michael Kahan..............................................................         25,000
Richard Knoll..............................................................         25,000
Henry Leshman..............................................................         25,000
Lextel Construction Ltd. ..................................................         35,000
Matt Lichtenberg...........................................................         50,000
Mona Morris................................................................         10,000
Naomi Owide................................................................         25,000
Hector Pagan Jr. ..........................................................          5,000
Port Abstract Holding Corp. ...............................................         50,000
Steve Savage...............................................................         20,000
Scaramanga Brothers Inc. ..................................................         25,000
Silver Ltd. ...............................................................         25,000
Ivan Jay Steinhardt........................................................          5,000
Donald Ian Tendell.........................................................         50,000
Walter Weidenbaum..........................................................         50,000
John Wilkes................................................................         50,000
                                                                                   -------
                                                                                   700,000
                                                                                   -------
                                                                                   -------


     The following shares of Common Stock were issued by the Company, prior to its 5-for-4 forward stock split, without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of
Section 4(2) thereof, as transactions by an issuer not involving a public offering:

          In March 1996, the Company issued 300,000 shares of Common Stock to Mori Aaron Schweitzer for $15,000.

          In March 1996, the Company issued 60,000 shares of Common Stock to Nina Anthony for $3,000.

          In March 1996, the Company issued 20,000 shares of Common Stock to Bernard Murtaugh for $1,000.

          In May 1996, the Company issued to Wayne Kight, 10,000 shares of Common Stock for $5,000.

          In April and May 1996, the Company issued to Norman Shapiro 43,000 shares of Common Stock for $4,500.

          In April 1996, the Company issued to Barry Haberman 33,000 shares of Common Stock for $4,000.

          In May 1996, the Company issued to Frank Falco 25,000 shares of Common Stock for $25,000.


     On March 16, 1997, the Company issued to Mori Aaron Schweitzer options to purchase up to 200,000 shares of Common Stock at a price equal to 110% of the market price of the stock.



     On March 16, 1997, the Company issued to its officers and directors options to purchase 130,000 shares of Common Stock in the aggregate, at a price of $1.00 per share.



     In August 1997, in exchange for services rendered, the Company issued to Omega Funding, Inc. warrants to purchase 160,000 shares of Common Stock, in the aggregate, for $2.40 per share (as adjusted for the 5:4 stock split).



     In August 1997, in exchange for services rendered, the Company issued to Rajiv Vobra warrants to purchase 120,000 shares of Common Stock, in the aggregate, for $2.40 per share (as adjusted for the 5:4 stock split).



     In August 1997, in exchange for services rendered, the Company issued to Humphrey, Ltd. Warrants to purchase 220,000 shares of Common Stock, in the aggregate, for $2.40 per share (as adjusted for the 5:4 stock split).



     In December 1997, in exchange for services rendered, the Company issued to Omega Fundings, Inc. warrants to purchase 125,000 shares of Common Stock, in the aggregate, for $2.40 per share (as adjusted for the 5:4 stock split).



     In December 1997, in exchange for services rendered, the Company issued to Smarter PR, Inc. warrants to purchase 125,000 shares of Common Stock, in the aggregate, for $2.40 per share (as adjusted for the 5:4 stock split).



     In December 1997, in exchange for services rendered, the Company issued to Transglobal Trade Link, Inc. warrants to purchase 100,000 shares of Common Stock, in the aggregate, for $2.40 per share (as adjusted for the 5:4 stock split).



     In January 1998, the Company issued warrants to purchase 625,000 shares of Common Stock, in the aggregate, for $2.40 per share to each warrant holder of record on December 22, 1997, in order to adjust the number of warrants held by each holder for the 5:4 stock split, as provided in the Warrant Agreement.



     In March 1998, the Company issued warrants to purchase 87,500 shares of Common Stock, in the aggregate, to Omega Funding, Inc. (31,250 shares), Smarter PR, Inc. (31,250 shares) and Transglobal Trade Link, Inc. (25,000 shares), for $2.40 per share. But for a clerical error, these warrant holders would have held their warrants of record on December 22, 1998, the record date for the 5:4 stock split. Upon discovery of the error, the Company adjusted their holdings by issuing the additional warrants.

ITEM 16. EXHIBITS AND FINANCIAL SCHEDULES.

     (a) Exhibits


 3.1   Certificate of Incorporation, as amended.**
 3.2   By-laws.**
 4.1   Specimen Certificate for Shares of Common Stock*.
 4.2   Director and Officer Stock Option Compensation Plan*.
 5.1   Opinion and Consent of Bondy & Schloss LLP.**
10.1   Lease by and between the Company and Cinderella Properties, dated           .**
10.2   ATM Funding Agreement, by and between the Company and American Security Bank, dated June 6,
       1997.**
10.3   Strategic Partnership Joint Effort Agreement by and between the Company and Atlantic
       International Entertainment, Ltd., dated September 30, 1997.**
10.4   Automated Teller Machine Contract, by and between the Company and Wells Fargo (now known as
       Loomis, Fargo), dated August 19, 1996, together with Addendum thereto dated September 8, 1997.**
10.5   Employment Agreement by and between the Company and Mori Aaron Schweitzer, dated March 16, 1996.
23.1   Consent of Weinick Sanders Levanthal LLP.
23.5   Consent of Bondy & Schloss LLP (included in item 5.1 above).**
24     Powers of Attorney (included on Company signature page).**
27     Financial Data Schedule

------------

 * To be filed by amendment.
** Previously filed.

                            ---------------------------

     (b) Financial Statement Schedules

     All supplemental schedules are omitted because they are not required or because the information is shown in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


     The undersigned Registrant hereby undertakes that:

          (1) For purpose of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The Registrant further undertakes to:

             (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

             (i) Include any prospectus required by Section 19(a)(3) of the Securities Act;

             (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the 'Calculation of Registration Fee' table in the effective registration statement.

            (iii) Include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES


     In accordance with to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form SB-2 and has authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida on October 8, 1998.


                                          AMERICAN ATM CORP.

                                          By:   /S/ MORI AARON SCHWEITZER
                                             ...................................
                                                   MORI AARON SCHWEITZER,
                                                CHAIRMAN OF THE BOARD, CHIEF
                                                    EXECUTIVE OFFICER,
                                                  PRESIDENT AND TREASURER

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                      TITLE                              DATE
------------------------------------------  --------------------------------------------   -------------------
        /S/ MORI AARON SCHWEITZER           Chairman of the Board,                           October 8, 1998
 .........................................    Chief Executive Officer,
         (MORI AARON SCHWEITZER)              President and Treasurer

                    *                       Vice President and Director                      October 8, 1998
 .........................................
             (SONDRA PARKER)

                    *                       Secretary and Director                           October 8, 1998
 .........................................
              (WAYNE KIGHT)

                    *                       Director                                         October 8, 1998
 .........................................
             (NORMAN SHAPIRO)

                    *                       Director                                         October 8, 1998
 .........................................
             (BARRY HABERMAN)

      *By: /s/ MORI AARON SCHWEITZER
 .........................................

          MORI AARON SCHWEITZER
             ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                                                                                                         PAGE
------                                                                                                         ----
  3.1   -- Certificate of Incorporation, as amended**......................................................
  3.2   -- By-laws**.......................................................................................
  4.1   -- Specimen Certificate for Shares of Common Stock*................................................
  4.2   -- Director and Officer Stock Option Compensation Plan*............................................
  5.1   -- Opinion and Consent of Bondy & Schloss LLP**....................................................
 10.1   -- Lease by and between the Company and Cinderella Properties, dated         .**...................
 10.2   -- ATM Funding Agreement, by and between the Company and American Security Bank, dated June 6,
           1997.**..........................................................................................
 10.3   -- Strategic Partnership Joint Effort Agreement by and between the Company and Atlantic
           International Entertainment, Ltd., dated September 30, 1997.**...................................
 10.4   -- Automated Teller Machine Contract, by and between the Company and Wells Fargo (now known as
           Loomis, Fargo), dated August 19, 1996, together with Addendum thereto dated September 8,
           1997**...........................................................................................
 10.5   -- Employment Agreement, by and between the Company and Mori Aaron Schweitzer, dated March 16,
           1996.............................................................................................
 23.1   -- Consent of Weinick Sanders Levanthal LLP........................................................
 23.2   -- Consent of Bondy & Schloss LLP (included in item 5.1 above)**...................................
 24     -- Powers of Attorney (included on Company signature page)**.......................................
 27     -- Financial Data Schedule.........................................................................

------------
 * To be filed by amendment.
** Previously filed.